AGREEMENT AND PLAN OF MERGER

By and

Among

ACCOONA CORP.

DIGITAL ACQUISITION CORP.,

DOD MARKETING INC.

DIGITALETAILER INC.

BDD SOLUTIONS INC.

Avram Sakkal

Jack Sakkal

Eli Sakkal

and

Jacob Yadid

Dated:

May 17, 2005

TABLE OF CONTENTS

Page

Page(s)

Page(s)

EXHIBITS

SCHEDULES

Schedule 2.1 – Corporate Existence and Power
Schedule 2.4 – Capitalization and Ownership of Company Common Stock
Schedule 2.6 – Affiliates
Schedule 2.7 – Assumed Names
Schedule 2.9 – Consents
Schedule 2.10 – Financial Statements
Schedule 2.10(b) – Liabilities and Obligations
Schedule 2.10(c) - Indebtedness
Schedule 2.11 – Accounts Receivable
Schedule 2.12 – Accounts
Schedule 2.13 – Bonus, Salary and Other Compensation to Employees
Schedule 2.14 – Real Property
Schedule 2.15 – Tangible Personal Property
Schedule 2.16 – Intellectual Property
Schedule 2.17(a) and (b) – Inventory
Schedule 2.18(a), (b) and (c) – Suppliers and Business Relationships
Schedule 2.19 – Litigation
Schedule 2.20 – Material Contracts
Schedule 2.21 – Material Licenses and Permits
Schedule 2.23 – Pre-Payments
Schedule 2.24 – Employees
Schedule 2.27 – Employment Matters
Schedule 2.31(a) and (b) – Software
Schedule 2.32(a), (c) and (d) – Business Operations; Servers
Schedule 3.6 – Capitalization of Accoona and DAC
Schedule 3.8 – Financial Statements of Accoona
Schedule 8.3 – Releases From Guarantees

AGREEMENT AND PLAN OF MERGER, dated as of May 17, 2005 (this "Agreement"), made by and among Accoona Corp., a Delaware corporation ("Parent"), Digital Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent ("Merger Sub"), DOD Marketing Inc., a New York corporation ("DOD"), Digitaletailer Inc., a New York corporation ("Digitaletailer"), BDD Solutions Inc., a New York corporation ("BDD" and together with DOD and Digitaletailer, the "Companies", and each individually a "Company") and Avram Sakkal, Jack Sakkal, Eli Sakkal and Jacob Yadid, each an individual and a 25% owner of each of the Companies (each individually a "Shareholder" and collectively, the "Shareholders"). Each of the Parent, Merger Sub, the Companies and the Shareholders may be individually referred to herein as a "Party", or collectively, the "Parties". Capitalized terms used in this Agreement are defined in Article XII.

ARTICLE I

THE CLOSING

1.1. **Effective Time of the Merger.** Subject to the provisions of this Agreement, as early as practicable on the Closing Date and assuming that all conditions precedent to the obligations of each of the Parties to comply with the provisions of this Section 1.1 have been met, and immediately following delivery of the documents referred to in Article VIII, the Parent shall cause the Certificate of Merger in the form attached hereto as Exhibit 1.1 to be submitted to the New York Secretary of State in accordance with the provisions of Article 9 of the New York Business Corporation Law, and the Merger shall thereupon become effective (the "Effective Time"). For accounting purposes the Parties agree to treat the transaction as effective as of 12:01 a.m. on May 1, 2005.

1.2. **Closing.** The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parent in New Jersey, commencing at 10:00 a.m. local time on the day following the date on which all the conditions set forth in Article VIII have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine and on which the Closing actually occurs (the "Closing Date"); provided however that the Closing shall not take place subsequent to the Outside Closing Date.

1.3. **Effects of the Merger.**

(a) At the Effective Time, (i) the separate existence of the Companies will cease and each of the Companies will be merged with and into Merger Sub (Merger Sub and the Companies are sometimes referred to herein as the "Constituent Corporations"; with respect to periods after the Effective Time, Merger Sub is sometimes referred to herein as the "Surviving Corporation"; and such merger is referred to herein as the "Merger"); (ii) the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, provided, however, that the name of the Surviving Corporation shall be changed to DOD Marketing Inc. upon the filing of the Certificate

of Merger; and (iii) the By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

(b) At and after the Effective Time, title to all property owned by each of the Constituent Corporations shall vest in the Surviving Corporation without reversion or impairment, and the Surviving Corporation shall automatically have all of the liabilities of each Constituent Corporation.

(c) Immediately after the Effective Time, the members of the Board of Directors of the Surviving Corporation shall be as follows, provided however, subject only to the Employment Agreements, neither Parent nor the Surviving Corporation is under any obligation to maintain any person in any such position:

(i) Avram Sakkal; and

(ii) Such persons as Parent may elect.

(d) Immediately after the Effective Time, the Board of Directors of the Surviving Corporation shall name the following persons as officers of the Surviving Corporation, provided however, subject only to the Employment Agreements, neither Parent nor the Surviving Corporation is under any obligation to maintain any person in any such position:

(i) Avram Sakkal – President and Chief Operating Officer;

(ii) Jack Sakkal – Vice President

(iii) Eli Sakkal – Vice President

(iv) Such other persons as the Board of Directors of the Merger Sub or the Surviving Corporation shall designate.

(e) For federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and that this Agreement constitutes a plan of reorganization for such purposes. The Parties acknowledge and agree that the fair market value of a share of the Parent Class B Common Stock is $2.50 and will report it as such for all purposes with respect to the transaction contemplated hereby, including for tax purposes.

1.4. **Effect on Capital Stock.** As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Companies' Common Stock or capital stock of Merger Sub:

(a) Capital Stock of the Companies. Each issued and outstanding share of Companies' Common Stock shall be converted into the right to receive (i) the Initial Consideration, and (ii) the Contingent Payments, if applicable, as shall be determined pursuant to Section 1.5 (the "Merger Consideration"). All such Companies' Common Stock shall be cancelled, and each holder of a certificate representing any such Companies' Common Stock shall thereafter cease to have any rights with respect to such Companies' Common Stock except the

right to receive the Merger Consideration pursuant to the terms hereof. Any shares of Companies' Common Stock held as treasury shares by any Company shall be canceled and not be converted into the right to receive any consideration.

(b) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall remain outstanding.

1.5. **Computation of Merger Consideration.**

(a) Conversion of DOD Common Stock. At the Effective Time, each share of the common stock of DOD, no par value (the "DOD Common Stock"), outstanding immediately before the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, shall be converted into the right to receive:

(i) An amount in cash equal to the DOD Share multiplied by $10,000,000 and such product divided by the number of shares of DOD Common Stock outstanding immediately before the Effective Time;

(ii) A number of shares of Parent Class B Common Stock equal to the DOD Share multiplied by 5,350,000 and such product divided by the number of shares of DOD Common Stock outstanding immediately before the Effective Time; and

(iii) Such portion of the Contingent Payments, when and if payable, calculated in accordance with Section 1.5(d) and (e).

(b) Conversion of Digitaletailer Common Stock. At the Effective Time, each share of the common stock of Digitaletailer, no par value (the "Digitaletailer Common Stock"), outstanding immediately before the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, shall be converted into the right to receive:

(i) An amount in cash equal to the Digitaletailer Share multiplied by $10,000,000 and such product divided by the number of shares of Digitaletailer Common Stock outstanding immediately before the Effective Time;

(ii) A number of shares of Parent Class B Common Stock equal to the Digitaletailer Share multiplied by 5,350,000 and such product divided by the number of shares of Digitaletailer Common Stock outstanding immediately before the Effective Time; and

(iii) Such portion of the Contingent Payments, when and if payable, calculated in accordance with Section 1.5(d) and (e).

(c) Conversion of BDD Common Stock. At the Effective Time, each share of the common stock of BDD, no par value (the "BDD Common Stock"), outstanding immediately before the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, shall be converted into the right to receive:

(i) An amount in cash equal to the BDD Share multiplied by $10,000,000 and such product divided by the number of shares of BDD Common Stock outstanding immediately before the Effective Time;

(ii) A number of shares of Parent Class B Common Stock equal to the BDD Share multiplied by 5,350,000 and such product divided by the number of shares of BDD Common Stock outstanding immediately before the Effective Time; and

(iii) Such portion of the Contingent Payments, when and if payable, calculated in accordance with Section 1.5(d) and (e).

(d) Contingent Payments. Subject to the terms and conditions of this Agreement, at each Contingent Payment Date, based upon Adjusted EBIDA and Net Sales as calculated in accordance with Sections 1.5 and 1.6, the Shareholders shall be entitled to receive with respect to each share of Companies' Common Stock held immediately prior to the Effective Time:

(i) Adjusted EBIDA Cash Payment. If the Surviving Corporation has a cumulative Adjusted EBIDA of at least $1,800,000 calculated from May 1, 2005 through and as of the end of any month on or prior to April 30, 2006, then once, but only once, the Shareholders shall be entitled to receive the aggregate sum of $2,500,000 (the "Adjusted EBIDA Cash Payment") no later than 30 days after the last day of the of the month the Surviving Corporation reaches a cumulative Adjusted EBIDA of at least $1,800,000. Each share of Companies' Common Stock outstanding immediately prior to the Effective Time will be entitled to receive therefrom an amount of cash equal to the quotient obtained by dividing (A) the product of the applicable Company Share multiplied by $2,500,000, by (B) the applicable number of shares of Companies' Common Stock outstanding for the applicable Company immediately prior to the Effective Time.

(ii) Net Sales Stock Payment. If the Surviving Corporation has Net Sales of at least $50,000,000 for the period from May 1, 2005 through December 31, 2005, the Shareholders will be entitled to receive an aggregate of 2,000,000 additional shares of Parent Class B Common Stock no later than March 31, 2006. Each share of Companies' Common Stock outstanding immediately prior to the Effective Time will be entitled to receive out of such 2,000,000 shares such number of shares as is equal to the quotient obtained by dividing (A) the product of the applicable Company Share and 2,000,000, by (B) the applicable number of shares of Companies' Common Stock outstanding for the applicable Company immediately prior to the Effective Time.

(iii) Adjusted EBIDA Stock Payment. Each share of Companies' Common Stock outstanding immediately prior to the Effective Time will be entitled to receive a number of shares of Parent Class B Common Stock, to be distributed no later than 90 days after the end of the twelve month period for which it is determined, equal to the quotient obtained by dividing (A) the product of the applicable Company Share and the Contingent Payment computed pursuant to Section 1.5(d)(iv)(a) or (b), by (B) the applicable number of shares of Companies' Common Stock outstanding for the applicable Company immediately prior to the Effective Time.

a. 500,000 shares of Parent Common Stock if the Surviving Corporation has an Adjusted EBIDA of at least $5,000,000 but less than $7,500,000 for the Second Measuring Period; or

b. 1,000,000 shares of Parent Class B Common Stock if the Surviving Corporation has an Adjusted EBIDA of at least $7,500,000 for the Second Measuring Period.

(e) Additional Merger Consideration. If Parent, at any time prior to the earlier of the second anniversary of the Closing, an Initial Public Offering by Parent or Parent's capital stock becoming Publicly Traded (the "Price Protection Period"), Parent issues or sells, or is deemed pursuant hereto to have sold or issued, for cash (but not for property or services) any shares of Parent Common Stock at a price per share less than $2.50, other than pursuant to options or rights or other convertible securities outstanding on or prior to March 15, 2005, Parent shall, as of the end of the Price Protection Period, issue an additional number of shares of Parent Class B Common Stock (the "Price Protection Shares") to the Shareholders, based on the lowest price per share so received (or deemed pursuant hereto to be so received) by Parent during said period for a share of Parent Common Stock (the "Low Price Transaction"). The number of Price Protection Shares to be issued to the Shareholders will be equal to a number such that such number plus 5,350,000, when multiplied by the per share price in the Low Price Transaction, equals $13,375,000.

(f) For purposes of determining the price per share received by Parent under Section 1.5(e) above, the following shall be applicable:

(i) Issuance of Options. If Parent in any manner grants any Options (other than for property or services) and the lowest price per share for which one share of Parent Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than $2.50, then such share of Parent Common Stock shall be deemed to be outstanding and to have been issued and sold by the Parent at the time of the granting or sale of such Option for such price per share. For purposes of this Section 1.5(f)(i), the "lowest price per share for which one share of Parent Common Stock is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Parent at the time of issuance of the Option with respect to any one share of Parent Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further Price Protection Shares shall be issuable upon the actual issuance of such Parent Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Parent Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Parent in any manner issues or sells any Convertible Securities (other than for property or services) and the lowest price per share for which one share of Parent Common Stock is issuable upon such conversion, exchange or exercise thereof is less than $2.50, then such share of Parent Common

Stock shall be deemed to be outstanding and to have been issued and sold by the Parent at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 1.5(f)(ii), the "lowest price per share for which one share of Parent Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Parent at the time of issuance of the Convertible Securities with respect to one share of Parent Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further Price Protection Shares shall be issuable upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which Price Protection Shares had been or are to be issued pursuant to other provisions of this Section 1.5(f), no further Price Protection Shares shall be issuable by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If, prior to the end of the Price Protection Period, the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Parent Common Stock changes at any time, the number of Price Protection Shares issuable at the time of such change shall be adjusted to reflect such change as if such purchase or exercise price had been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. If prior to the end of the Price Protection Period any Option or Convertible Security expires unexercised, the sale of such security may not be used as a Low Price Transaction.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Parent, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.

(g) Definitions. For purposes of this Section 1.5,

(i) "Adjusted EBIDA" means the Surviving Corporation's earnings (calculated in the same manner as Net Sales) before (A) interest expense (including the interest component of capital leases), (B) Taxes based on the net income of Surviving Corporation, (C) depreciation and amortization, (D) any management, consulting or other similar overhead expenses paid to Parent or its Affiliate, except for services consented to by any Shareholder, (E) expenses related to any stock options granted without the prior approval of at least one of the Executives.

(ii) "Contingent Payment" means each of the payments specified in Section 1.5(d) and (e).

(iii) "Contingent Payment Date" means the date on which a Contingent Payment is due pursuant to Section 1.5(d) and (e).

(iv) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Parent Common Stock.

(v) "Net Sales" means with respect to the Surviving Corporation from and after the Effective Time: the amount of earnings of said Party for the relevant period from the sale of electronic products and other goods through the Websites and telephone orders and corporate accounts, net of all factoring charges and commissions paid to non-employees, rebates, discounts, refunds, credits, cancellations and similar items; provided however that, notwithstanding anything to the contrary, Net Sales shall not include: any amounts until the cash with respect thereto is received by such Party, or, in the case of checks or money orders, until such amounts have cleared; amounts for any items sold at cost; reserves released by banks or credit card companies; amounts paid for any services, including for coverage for repairs or warranties; commissions, fees or similar payments made by banks or credit card companies, whether for signing up customers or otherwise; special handling charges; restocking fees; cancellation fees; any sales until the expiration date for the return period has passed and no notice of return had been given (provided once such return period has passed without notice of return then the sale will be counted as part of Net Sales as of the date of the sale, rather than the date of the expiration of the return period); payments for advertising received by the Surviving Corporation; any intercompany payments; sales tax and any other pass through items; and interest income.

(vi) "Option" means any rights, warrants or options to subscribe for or purchase or otherwise acquire Parent Common Stock or Convertible Securities.

(vii) "Second Measuring Period" means the twelve month period commencing as of the last day of the month in which the contingent payments referred to in Sections 1.5(d)(i) and (ii) are both met, or if they are not both met by the first anniversary of the Closing Date, then commencing on the first anniversary of the Closing Date, and in either case terminating one (1) year thereafter.

(h) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock will be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Any fractional shares will be rounded to the nearest whole share.

(i) Parent Class B Common Stock Transfer Restrictions; Registration. Any Parent Class B Common Stock distributed as Merger Consideration shall be subject to the restrictions contained in Sections 2.30(s) and (t).

(j) All cash payments as part of the Merger Consideration will be rounded to the nearest whole dollar.

1.6. **Procedure to Establish Net Sales and Adjusted EBIDA.**

(a) Within 70 days (except for the Adjusted EBIDA Cash Payment, which will be within 20 days) after the end of each applicable period in which any Contingent Payment is owed, Parent will notify the Shareholders of the amount of Net Sales and/or Adjusted

EBIDA for the period then ended, confirmed by the regular independent public accountants of Parent, as calculated in accordance with this Agreement. The Shareholders shall have the right, at their sole expense, to cause the relevant portions of the books and records of Surviving Corporation for such fiscal period to be reviewed by one independent certified public accounting firm of their choosing to verify or dispute the Net Sales and/or Adjusted EBIDA amount set forth in the Parent notice. Shareholders must dispute the Net Sales and/or Adjusted EBIDA calculation within ten days (except for the Adjusted EBIDA Cash Payment, which will be within five days) of receiving such calculation from Parent. If such calculation is not disputed within such period, Shareholders will be deemed to have accepted the calculation. If by the 90th day (30th day with respect to the Adjusted EBIDA Cash Payment) after the end of such fiscal period the accountants for Parent and for the Shareholders are unable to agree upon a Net Sales and Adjusted EBIDA calculation, the accountants for Parent and Shareholders shall provide their calculation of Net Sales and Adjusted EBIDA to a third-party accountant mutually agreed upon by the accountants for Parent and Shareholders, who shall make a determination as to the amount of Net Sales and Adjusted EBIDA, which determination shall be final and binding on all parties. The expenses for such accountant shall be paid for by the party whose calculation of Net Sales and Adjusted EBIDA was most different from the calculation of such third-party accountants, as determined by such third-party accountant in its reasonable discretion.

(b) With respect to the Adjusted EBIDA Cash Payment, if such payment is received by the Shareholders, but Parent's accountants determine, based on a review of Surviving Corporation's books and records as of December 31, 2005 or December 31, 2006, as applicable, that the Shareholders were not entitled to have received such payment, Parent shall give notice to the Shareholders of the determination of Parent's accountants, which will include the related calculations on which such determination was based and a demand for the return of the Adjusted EBIDA Cash Payment. The Shareholders shall have the right, at their sole expense, to cause the relevant portions of the books and records of Surviving Corporation for such fiscal period to be reviewed by one independent certified public accounting firm of their choosing to verify or dispute whether or not the Shareholders were entitled to receive the Adjusted EBIDA Cash Payment. Shareholders must dispute the Adjusted EBIDA calculation within five Business Days of receiving such calculation from Parent. If such calculation is not disputed within such period, Shareholders will be deemed to have accepted the calculation as of the end of such period. If by the 30th day after the Shareholders have received notice of the determination of Parent's accountants, the accountants for Parent and for the Shareholders are unable to agree upon the correct calculation, the accountants for Parent and Shareholders shall provide their calculation of Adjusted EBIDA to a third-party accountant mutually agreed upon by the accountants for Parent and Shareholders, who shall make a determination as to the amount of Adjusted EBIDA, which determination shall be final and binding on all parties. The expenses for such accountant shall be paid for by the party whose calculation of Adjusted EBIDA was most different from the calculation of such third-party accountants, as determined by such third-party accountant in its reasonable discretion. The Shareholders shall repay the $2,500,000 they received as the Adjusted EBIDA Cash Payment to Accoona in cash or Parent Class B Common Stock or Rights Shares (at the fair market value of the Parent Class B Common Stock or Rights Shares at the time of such repayment, and, if the Parent Common Stock is not Publicly Traded at the time of such repayment, the fair market value will be the price at which the Parent Common Stock was last sold by Parent in a private placement of its Parent Common Stock) within ten Business Days of the date that the Shareholders accepted the calculation of Surviving Corporation's accountants or

the date on which it has been finally determined that the Shareholders were not entitled to the Adjusted EBIDA Cash Payment. The Shareholders will be jointly and severally liable for any repayment to be made pursuant to this Section 1.6(b).

1.7. **Adjustments for Changes in Parent Common Stock.** All amounts referred to in Section 1.5 shall be adjusted appropriately for any stock split, stock dividend, reverse stock split or like changes in the outstanding Parent Common Stock.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDERS

Each of the Companies and the Shareholders, jointly and severally, represents and warrants to Parent and Merger Sub as follows:

2.1. **Corporate Existence and Power**. Each of the Companies is a corporation duly organized, validly existing and in good standing under and by virtue of the Laws of the State of New York, and has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. None of the Companies is qualified to do business as a foreign corporation in any jurisdiction, except as set forth on Schedule 2.1, and there is no jurisdiction in which the character of the property owned or leased by any Company or the nature of its activities make qualification of such Company in any such jurisdiction necessary and in which such Company is not so qualified. The only office, warehouse or business location of each Company is located at 1625 Gravesend Neck Road, Brooklyn, New York 11223 (the "Office"). Seko Worldwide warehouses and distributes the Companies' inventory from its location at 74 Avenue L, Newark, New Jersey07105 (the "Warehouse"). None of the Companies have taken any action, adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of their respective assets, reorganization, recapitalization, dissolution or liquidation.

2.2. **Corporate Authorization**.

(a) The execution, delivery and performance by each of the Companies of this Agreement and each of the other Additional Agreements of which such Company is named as a party and the consummation by each of the Companies of the transactions contemplated hereby and thereby are within the corporate powers of each Company and have been duly authorized by all necessary action on the part of each Company, including the unanimous approval of the shareholders of each Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of each company, enforceable against each Company in accordance with their respective terms.

(b) Each Shareholder has full legal capacity, power and authority to execute and deliver this Agreement and the Additional Agreements to which such Shareholder is

named as a party, to perform such Shareholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Additional Agreements to which each Shareholder is named as a party have been, or at Closing will be, duly executed and delivered by each Shareholder and are, or upon their execution and delivery will be, valid and legally binding obligations of each Shareholder, enforceable against each Shareholder in accordance with their respective terms.

2.3. **Charter Documents; Legality**. Each Company has previously delivered to Parent and Merger Sub true and complete copies of its Articles of Incorporation and By-laws, minute books and stock books, as in effect or constituted on the date hereof. The execution, delivery, and performance by each Company of this Agreement and any Additional Agreement to which such Company is to be a party has not violated and will not violate, and the consummation by such Company or the Shareholders of the transactions contemplated hereby or thereby will not violate, any of the foregoing charter documents or any Law to which any Company or Shareholder or its property is subject.

2.4. **Capitalization and Ownership of Company Common Stock**. Schedule 2.4 sets forth, with respect to each Company, (i) the Company's authorized capital stock, (ii) the number of shares of each Company's common stock that is outstanding, (iii) each shareholder of each Company's common stock and the number of shares of such common stock owned by such shareholder, and (iv) each security convertible into or exercisable or exchangeable for such Company's common stock, the number of shares of common stock such security is convertible into, the exercise or conversion price of such security and the holder of such security. No person other than the Shareholders owns any securities of any of the Companies. No Company's certificate of incorporation authorizes a class of preferred stock. Each Shareholder owns the shares of Companies' Common Stock set forth in Schedule 2.4, free and clear of any Encumbrance or Lien. There is no Contract (other than this Agreement) that requires or under any circumstance would require (a) any Company to issue, or grant any right to acquire, any capital stock of such Company, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock of any Company or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize any Company or (b) any holder of the capital stock of any Company to transfer any capital stock of such Company. The issuance of all the outstanding capital stock of each Company has been duly authorized, and all such capital stock is validly issued, fully paid and nonassessable.

2.5. **Subsidiaries**. None of the Companies own, and since their formation none of the Companies have owned, directly or indirectly, securities or other ownership interests in any other entity. None of the Companies is a party to any agreement relating to the formation of any joint venture, association or other entity.

2.6. **Affiliates**. Other than the Shareholders, none of the Companies is controlled by any Person and none of the Companies is in control of any other Person. Except as set forth in Schedule 2.6, none of the Executives (x) engages in any business, except through the Companies, or is an employee of or provides any service for compensation to, any other business concern or (y) owns any equity security of any business concern, except for publicly traded securities. Schedule 2.6 lists each Contract, arrangement, or understanding to which at least one of the Companies and any Shareholder or any Affiliate of any Shareholder is a party. Except as

disclosed in Schedule 2.6, none of the Shareholders or any Affiliate of the Shareholders (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that any Company uses or the use of which is necessary for the conduct of any Company's business, or (ii) has engaged in any transaction with one of the Companies.

2.7. **Assumed Names**. Schedule 2.7 is a complete and correct list of all assumed or "doing business as" names currently or formerly used by each of the Companies, indicating which Company uses or used such name, including names on any Websites. No Company has used any name other than the names listed on Schedule 2.7 to conduct its business.

2.8. **Governmental Authorization**. None of the execution, delivery or performance by any Company or any Shareholder of this Agreement or any Additional Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority except for the filing of the Certificate of Merger.

2.9. **Consents**. The Contracts listed on Schedule 2.9 are the only agreements, commitments, arrangements, contracts or other instruments binding upon any Company or any of their properties or any Shareholder requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a "Seller Consent").

2.10. **Financial Statements**.

(a) Attached hereto as Schedule 2.10 are an unaudited combined balance sheet of the Companies as of April 30, 2005 and the unaudited combined balance sheets of those of the Companies then in existence as of December 31, 2004 and December 31, 2003, and combined statements of operations and retained earnings and cash flow of the Companies for the four months ended April 30, 2005 and the years ended December 31, 2004 and December 31, 2003 (collectively, the "Financial Statements"). The balance sheet contained in the Financial Statements as of the four months ended April 30, 2005 is referred to herein as the "Interim Balance Sheet". The Financial Statements (i) were prepared from the books and records of each Company, as applicable; (ii) except as set forth on Schedule 2.10, were prepared in accordance with GAAP consistently applied, subject in the case of the April 30, 2005 financial statements to normal year end adjustments; (iii) except as set forth on Schedule 2.10, fairly and accurately present each Company's financial condition and the results of its operations as of their respective dates and for the periods then ended; (iv) except as set forth on Schedule 2.10, contain and reflect all necessary adjustments and accruals for a fair presentation of each Company's financial condition as of their dates; and (v) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to each Company with respect to the periods then ended. Notwithstanding Schedule 2.10, the profits of the Companies are accurate when the profits of the Companies over the periods covered by all of the Financial Statements are aggregated. Each Company has heretofore delivered to Parent complete and accurate copies of all "management letters" received by it from such Company's

accountants and all responses during the last three years by lawyers engaged by any Company to inquiries from such Company's accountant or any predecessor accountants.

(b) Except as disclosed on Schedule 2.10(b), or as reflected or fully reserved against on the Interim Balance Sheet and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Interim Balance Sheet, there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to any Company. All debts and liabilities, fixed or contingent, which should be included under GAAP on an accrual basis on the Interim Balance Sheet are included therein.

(c) The Interim Balance Sheet of each Company accurately reflects the outstanding Indebtedness of each such Company as of the date thereof. Except as set forth in Schedule 2.10(c), none of the Companies has any Indebtedness.

(d) All accounts, books and ledgers of each Company are currently accurate and complete. All accounts, books and ledgers have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, except as such accounts, books and ledgers relate to inventory for prior periods. None of the Companies has any of its records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) is not under the exclusive ownership (excluding licensed software programs) and direct control of the Companies and which is not located at the Office.

(e) Parent and Merger Sub hereby acknowledge that they have not and are not relying on the net profits of any individual Company but instead have made their decision to consummate the transactions contemplated herein based upon, among other things, the aggregate amount of the net profits of all of the Companies taken as a whole since the date of their respective incorporation.

2.11. **Accounts Receivable**. Schedule 2.11 is a complete and correct list of the Accounts Receivable of each Company as of its date, which is a date within five days of the date hereof, in accordance with GAAP. Except as set forth in Schedule 2.11, all Accounts Receivable represent bona fide sales of inventory of each Company in the ordinary course of their respective businesses through means of the Websites, telephone orders or sales to corporate customers, and are fully collectible, net of any reserves shown on the Financial Statements. At the Closing, each Company shall provide Parent and Merger Sub with an updated Schedule 2.11 as of a date within five days of the Closing.

2.12. **Books and Records.**

(a) Each Company's Books and Records accurately and fairly, in reasonable detail, reflect such Company's transactions and dispositions of assets. Each Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed in accordance with management's authorization;

(ii) access to assets is permitted only in accordance with management's authorization; and

(iii) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b) Each Company has heretofore made all of such Company's Books and Records available to Parent for its inspection and has heretofore delivered to Parent complete and accurate copies of documents referred to in the Schedules or that Parent otherwise has requested. All Contracts, documents, and other papers or copies thereof delivered to Parent by or on behalf of any Company in connection with this Agreement and the transactions contemplated herein are accurate, complete, and authentic.

(c) Schedule 2.12 is a complete and correct list of all savings, checking, brokerage or other accounts pursuant to which any of the Companies has cash or securities on deposit. Schedule 2.12 indicates which Company owns each such account and the signatories therefor.

2.13. **Absence of Certain Changes**.

(a) Since March 15, 2005, each Company has conducted its business in the ordinary course consistent with past practices, and there has not been:

(i) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result individually or in the aggregate in a Material Adverse Change on any Company's ability to consummate the transactions contemplated herein or upon the value to Parent and Merger Sub of the transactions contemplated hereby;

(ii) any transaction, contract, agreement or other instrument entered into, or commitment made, by any Company relating to such Company's business or any relinquishment by any Company of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

(iii) any bonus, salary or other compensation paid or agreed to be paid to any employee except in accordance with Schedule 2.13 (which shall include the aggregate amount of any distributions to Shareholders since January 1, 2005);

(b) Since March 15, 2005 through and including the date hereof, none of the Companies has taken any action nor has had any event occur which would have violated any covenant of the Companies set forth in Article IV hereof if such action had been taken or such event had occurred between the date hereof and the Closing Date.

2.14. **Real Property**.

(a) None of the Companies owns any Real Property. Each of the Companies has delivered to Parent true, correct, and complete copies of each lease for Real Property to which each such Company is a party, and all amendments thereto. Each such lease, together with all amendments, is listed in Schedule 2.14 and is valid and enforceable by such Company with respect to the other party thereto. None of the Companies has breached or violated and none are in default under any lease or any local zoning ordinance, and no notice from any Person has been received by any Company or served upon any Company of Shareholder claiming any violation of any lease or any local zoning ordinance.

(b) The Companies have not experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by each Company in the operation of its respective business.

2.15. **Tangible Personal Property**.

(a) Each piece of Tangible Personal Property has no defects, is in good operating condition and repair and functions in accordance with its intended use (ordinary wear and tear excepted), has been properly maintained, and is suitable for its present uses. Schedule 2.15 sets forth a complete and correct list of the Tangible Personal Property of each Company, setting forth a description of such Property and its location, as of a date within five days of the date of this Agreement.

(b) Each Company has, and upon consummation of the transactions contemplated hereby the Surviving Corporation will have acquired, good, valid and marketable title in and to, each of piece of Tangible Personal Property listed on Schedule 2.15 hereto, free and clear of all Liens.

(c) Except as indicated on Schedule 2.15, all Tangible Personal Property is located at the Office or the Warehouse.

2.16. **Intellectual Property**.

(a) Schedule 2.16 sets forth a true and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person (including any Company) is authorized to use such Intellectual Property Right.

(b) Within the past three years (or prior thereto if the same is still pending or subject to appeal or reinstatement) and other than as evidenced in Schedule 2.19 with respect to threatened matters, none of the Companies has been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any Intellectual Property Rights, and none of the Companies has any knowledge of any other

claim of infringement by any Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights.

(c) The current use by the Companies of the Intellectual Property Rights does not infringe, and the use by Parent or the Surviving Corporation or any of its Affiliates of the Intellectual Property Rights after the Closing will not infringe, the rights of any other Person.

(d) Except as disclosed in Schedule 2.16, all employees, agents, consultants or contractors (including any Shareholders) who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of any of the Companies or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which one of the Companies is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of one of the Companies (or such predecessor in interest, as applicable) all right, title and interest in such material.

2.17. **Inventory**.

(a) Schedule 2.17(a) contains a complete and correct list of the entire inventory of each Company as of no earlier than two (2) days prior to the signing of this Agreement. Except as set forth on Schedule 2.17(a), sales in the ordinary course of business and except for normal waste and defects and materials which may become obsolete, the inventories of each Company consist of items of quality and quantity usable and salable in the ordinary course of business of such Company at an aggregate value at least equal to the value at which such inventories are reflected in the Financial Statements as at the date of such financial statements. The method of valuing such inventories in the Interim Balance Sheet is in conformity with GAAP, consistently applied. The value of inventories known to be obsolete, slow moving or known to be below standard quality has been written down on the books of the Company to estimated realizable market value or reserves estimated to be sufficient therefor have been established on the Financial Statements. The amounts at which the inventories are carried on the Interim Balance Sheet reflects the inventory valuation policy of each Company of stating inventory at the lower of cost (FIFO method) or estimated realizable market value in accordance with GAAP, consistently applied. At the Closing the Companies shall deliver an updated Schedule 2.17(a) as of a date no earlier than two (2) days prior to the Closing.

(b) Schedule 2.17(b) lists every model or version of every product currently in inventory or sold by any Company within the past year. Except as disclosed on Schedule 2.17(b), no Company is a party to any Contract prohibiting or giving any third party the right to prohibit any Company or any Affiliate thereof from selling any product, in any geographical area or otherwise. Each distribution, sales representative, or like Contract is listed on Schedule 2.17(b). No Company has exported any product in violation of any United States Law requiring an export license respecting export of such product.

(c) To each Company's knowledge, the products listed on Schedule 2.17(a-b) perform materially free of bugs, viruses or other malicious code, programming errors, or manufacturing or design defects and otherwise in accordance with the specification of such

product, end-user documentation or other information of which such Company is aware and on which customers could reasonably be expected to rely.

2.18. **Suppliers and Business Relationships**.

(a) Schedule 2.18(a) is an accurate and complete, and current list of each Company's ten largest distributors, sales representatives, and suppliers for each year and for the four month period ended April 30, 2005, setting forth the amount of business done with each during such year or period since January 1, 2000 or such Company's formation, if later. Except as disclosed in Schedule 2.18(a), no single distributor, sales representative, or supplier is material to any Company and none are Affiliates of any Company or any Shareholder. Except as set forth in Schedule 2.18(a), (i) the relationships of each Company with its customers, distributors, sales representatives, and suppliers are good commercial working relationships; no distributor, sales representative or supplier listed on Schedule 2.18(a) has terminated, changed, or threatened to terminate, the amount, rate, or nature of the business it conducts with, or the services or supplies provided to, any Company or prices at which such business is conducted; and (ii) to the knowledge of each Company and each Shareholder, the execution, delivery, or performance of this Agreement, or the consummation of the transactions contemplated hereby will not affect adversely to the Surviving Corporation or the amount, rate, or nature of the business conducted with any Person listed on Schedule 2.18(a) or the Surviving Corporation's relationship with any such Person.

(b) Each Company is unaware of any impending changes in the rates at which materials or services are charged to it by any person identified on Schedule 2.18(a). Schedule 2.18(b) sets forth a complete and correct description of the Companies' refund and return policies with each of their respective three largest suppliers.

(c) Except as listed on Schedule 2.18(c), the Companies do not outsource any of its operations.

(d) Historically, the Companies' combined sales to corporate accounts have not exceeded $1 Million per year.

2.19. **Litigation**. Except as set forth in Schedule 2.19, there is no action, suit, investigation, hearing or proceeding (or any basis therefor) pending against, or to the best knowledge of the Companies and the Shareholders, threatened against, any of the Companies, any of its officers or directors, any Shareholder, the business of any Company, or any Contract before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against any Company or any Shareholder. The Companies are not now, nor have they been in the past five years, subject to any proceeding with the Federal Trade Commission or the Equal Employment Opportunity Commission.

2.20. **Contracts**.

(a) Each Contract to which any of the Companies is a party is a valid and binding agreement, and is in full force and effect, and neither the Companies nor, to the best knowledge of the Companies or the Shareholders, any other party thereto is in breach or default

(whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. None of the Companies has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any power of attorney with respect thereto. Each applicable Company has given a true and correct fully executed copy of each material Contract to the Parent.

(b) Schedule 2.20 lists each material Contract of each Company, including, but not limited to:

(i) any Contract pursuant to which any Company is required to pay, has paid or is entitled to receive or has received an amount in excess of $10,000 during the current fiscal year or any one of the two preceding fiscal years;

(ii) all employment contracts and sales representatives contracts;

(iii) all sales, agency, factoring, commission and distribution contracts to which any Company is a party;

(iv) all joint venture, strategic alliance, limited liability company and partnership agreements to which any company is a party;

(v) all significant documents relating to any acquisitions or dispositions of assets by any Company;

(vi) all material licensing agreements, including agreements licensing Intellectual Property Rights, other than "shrink wrap" licenses;

(vii) all secrecy, confidentiality and nondisclosure agreements restricting the conduct of any Company;

(viii) all contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other intellectual property of any Company;

(ix) all guarantees, with the terms and conditions and privacy policies and other provisions of the Websites indemnification arrangements and other hold harmless arrangements made or provided by any Company;

(x) all website hosting contracts or agreements;

(xi) all contracts or agreements with or pertaining to any Company to which any Shareholder is a party; and

(xii) all agreements relating to real property.

(c) None of the Companies is subject to any Contract which prohibits, limits or restricts any use by any of the Companies of any information regarding their customers, including limiting the solicitation of or other communication by any of the Companies with their

customers or providing any information regarding their customers to any third party. The Companies have acted in compliance in all material respects (collectively, "Website Rules"), including with respect to their use of information regarding customers. The disclosure to Surviving Corporation and Parent, and the use by them, of customer identities and information regarding them and communications with them by Surviving Corporation and Parent, including offers to download Parent toolbars, will not violate any Contract or any Website Rules.

2.21. **Licenses and Permits**. Schedule 2.21 is a complete and correct list of each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the business of any of the Companies, together with the name of the government agency or entity issuing the same (the "Permits"). Such Permits are valid and in full force and effect and, assuming the related Seller Consents, if any, have been obtained prior to the Closing Date, are transferable by the Companies, and none of the Permits will, assuming the related Seller Consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Each Company has all Permits necessary to operate its respective business.

2.22. **Compliance with Laws**. None of the Companies is in violation of, or have violated, and to the best knowledge of each Company, are neither under investigation with respect to nor have been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor is there any basis for any such charge.

2.23. **Pre-payments**. Except as set forth on Schedule 2.23, no Company has received any payments with respect to any services to be rendered or goods to be provided after the Closing.

2.24. **Employees.**

(a) Schedule 2.24 sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation, vacation and fringe benefits, claims under benefit plans, resident alien status (if applicable), residence addresses, social security numbers, relationship to any Shareholder and office location of all employees of each company, indicating part-time and full-time employment and all changes in salaries and wage rates per employee from January 1, 2004 until December 31, 2004, except in the ordinary course of business, and since January 1, 2005. None of the Companies or the Shareholders has promised any employee, consultant or agent of any Company that he or she will be employed by or receive any particular benefits from the Surviving Corporation on or after the Closing. Schedule 2.24 sets forth a true and complete list of the names, addresses and titles of the directors and officers of each Company.

2.25. **Compliance with Labor Laws and Agreements**. Each Company has complied in all material respects with all applicable Laws and Orders relating to employment or labor. To each Company's knowledge, no such Law or Order requires Parent to give any notice, make any filing, receive any approval, or take any other action to, with, or from or with respect to any Authority in connection with the transactions contemplated hereby. There is no legal prohibition with respect to the permanent residence of any employee of any of the Companies in the United States or his or her permanent employment by any Company or Parent. No present or

former employee, officer or director of any Company has, or will have at the Closing Date, any claim against any Company for any matter including, without limitation, for wages, salary, vacation, severance, or sick pay. There is no:

(a) unfair labor practice complaint against any Company pending before the National Labor Relations Board or any state or local agency;

(b) pending labor strike or other material labor trouble affecting any Company;

(c) material labor grievance pending against any Company;

(d) pending representation question respecting the employees of any Company; or

(e) pending arbitration proceeding arising out of or under any collective bargaining agreement to which any Company is a party.

In addition, to each Company's knowledge: (i) none of the matters specified in clauses (a) through (e) above is threatened against any Company; (ii) no union organizing activities have taken place with respect to any Company; (iii) no basis exists for which a claim may be made under any collective bargaining agreement to which any Company is a party; and (iv) each of the Executives is in good health.

2.26. **Pension and Benefit Plans**. All accrued obligations of each Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, for payments by any Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. All reasonably anticipated obligations of Company with respect to such employees, whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by each Company prior to the Closing Date.

2.27. **Employment Matters**. Schedule 2.27 sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of each Company now in effect or under which any Company has or might have any obligation, or any understanding between any Company and any employee concerning the terms of such employee's employment that does not apply to such Company's employees generally (collectively, "Labor Agreements"). None of the Companies has any employee benefit plan within the meaning of Section 3(3) of ERISA. Each Company has delivered to Parent a true and complete copy of each such Labor Agreement.

2.28. **Tax Matters**. Within the times and in the manner prescribed by Law, each Company has filed all required Tax Returns for the payment of Taxes, which accurately and completely reflected each Company's Tax liability for the respective periods covered thereby (except for New York City Income Tax Returns and New York State Tax Returns (which the Shareholders and the Companies have determined are immaterial in amount)), has paid or provided for all Taxes shown thereon to be due and owing by it and has paid or provided for all deficiencies or other assessments of Taxes, interest or penalties owed by it; no Tax Authority has asserted any claim for the assessment of any additional Taxes of any nature with respect to any periods covered by any such Tax Returns; all Taxes required to be withheld or collected by each Company have been duly withheld or collected and, to the extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by Law. Each Tax Return filed by each Company (except for New York City Income Tax Returns and New York State Tax Returns (which the Shareholders and the Companies have determined are immaterial in amount)) fully and accurately reflects its liability for Taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future liabilities for Taxes, including the Tax basis of its properties and assets. No audit of any Tax Return of any Company is in progress or, to any Company's knowledge, threatened. None of the Companies has waived or extended any applicable statute of limitations relating to the assessment of any Taxes. No issue has been raised with any Company by any Tax Authority that is currently pending in connection with any Tax Return. No material issue has been raised in any examination by any Tax Authority with respect to any Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to any such examination. Each Company has delivered to Parent true and correct copies of all of such Company's federal, state and local income Tax Returns.

2.29. **Finders' Fees**. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Company, any Shareholder or any of their respective Affiliates who might be entitled to any fee or commission from Parent or Surviving Corporation or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

2.30. **Investment Representations**.

(a) Each Shareholder recognizes that an investment in the Parent involves a high degree of risk for many reasons, including, without limitation, that (i) an investment in the Parent Class B Common Stock is highly speculative and only investors who can afford the loss of their entire investment should consider purchasing the Parent Class B Common Stock; and (ii) there may be no public market for the Parent Common Stock and an investor may not be able to liquidate its investment for the foreseeable future. Each Shareholder acknowledge that Parent makes no representation that the effective price per share being paid by each Shareholder pursuant to this Agreement represents the fair market value for a share of Common Stock of Parent.

(b) Each Shareholder is an "accredited investor" as such term is defined in Rule 501 of Regulation D ("Reg. D") promulgated under the Act by virtue of the fact that each Shareholder is a natural person whose individual net worth or joint net worth with that

person's spouse exceeds $1,000,000; and or is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse is in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income in the current year.

(c) Each Shareholder acknowledges that it has prior investment experience, including investments in non listed and non registered securities, and each Shareholder represent that it understands the highly speculative nature of an investment in Parent Class B Common Stock which may result in the loss of the total amount of such investment.

(d) Each Shareholder has adequate means of providing for such Shareholder's current needs and possible personal contingencies, and each Shareholder has no need, and anticipates no need in the foreseeable future, for liquidity in such Shareholder's investment in the Parent Class B Common Stock. Each Shareholder is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Shareholder is able to hold the Parent Class B Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(e) No Shareholder has made an overall commitment to investments which are not readily marketable that are disproportionate to such Shareholder's net worth, and such Shareholder's investment in the Parent Class B Common Stock will not cause such overall commitment to become excessive. During the course of this transaction each Shareholder has been furnished with all information regarding Parent that it requested or desired to know; and it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Parent. No Shareholder is relying on any information contained in any business plan of the Parent.

(f) Parent has not provided any tax advice or information to any Shareholder.

(g) Each Shareholder acknowledges that this offering of Parent Class B Common Stock has not been reviewed by the United States Securities and Exchange Commission ("SEC") because this is intended to be a non-public offering pursuant to Section 4(2) of the Act and Rule 506 under Reg. D. The Parent Class B Common Stock will be received by each Shareholder for such Shareholder's own account, for investment and not for distribution or resale to others.

(h) Each Shareholder understands that there is no market for the Parent Class B Common Stock. Each Shareholder understands that even if a public market ultimately develops in the United States for the Parent Class B Common Stock, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non public offering without having to satisfy the registration requirements under the Act. Each Shareholder understands that Parent makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the

public of any current financial or other information concerning Parent, as is required by the Rule as one of the conditions of its availability.

(i) Each Shareholder understands that Parent may need to raise capital in the near term through private financings in order to develop its business as proposed, which may include the sale of equity securities. The issuance of these equity securities could result in dilution to each Shareholder. Each Shareholder understands that if Parent is unable to raise capital when needed, its inability to raise capital in the future could adversely affect its ability to operate.

(j) Each Shareholder understands that the Parent's success is highly dependent on the services of Armand Rousso, who is its founder and a consultant to the Parent, as well as it being able to recruit and retain the services of qualified executive officers and management to manage its day-to-day business operations and to establish and maintain relationships with any future customers. Each Shareholder understands that the Parent's success will also depend upon its ability to recruit and retain qualified technical personnel experienced in, among other things, website hosting and related services and network security. Competition is strong for the types of executive-level and technical personnel Parent requires to operate its business as proposed and each Shareholder understands that there are no assurances that the Parent will be able to hire, motivate and retain such persons. Each Shareholder understands that there is no guarantee that Mr. Rousso will continue in his capacity as a consultant to the Parent on a long-term basis.

(k) Each Shareholder understands that Parent is subject to all the risks associated with operating an early stage business over the Internet.

(l) Each Shareholder understands that the Parent intends to do business in China, including its contracts with China Daily Information d/b/a Chinadaily.com.cn, a Chinese corporation ("Chinadaily.com"), and a third party marketing firm in China, Integrated Investment & Marketing Limited ("IIM"). Each Shareholder understand that if the Parent is doing business in China, the Parent will face substantial risks, including, but not limited to: significant political and economic uncertainties, including changes in laws and regulations, or their interpretation and changes in government officials responsible for administering such matters; the imposition of confiscatory taxation; language barriers and other difficulties in staffing and managing foreign operations; legal uncertainties or unanticipated changes regarding regulatory requirements; the nationalization or other expropriation of private enterprises; restrictions on currency conversion and repatriation; devaluations of currency; uncertainties of laws and enforcement relating to the protection of intellectual property; potentially uncertain or adverse tax consequences; and the overall economic conditions in China.

(m) Each Shareholder understands that there is a risk that the government of China and any agency thereof may, with or without cause, prohibit, restrict or block access to the Parent's website throughout China. Each Shareholder understand that if the government of China or any agency thereof took such actions, there may be limited or no legal remedies available to Parent to have access to its website restored. Each Shareholder further understand that if access to Parent's website is in any way prohibited, restricted or blocked

throughout China, even for a limited period of time, Parent's business as proposed would be materially adversely affected.

(n) Each Shareholder understands that if Parent does business in China and other foreign countries as proposed, Parent could face foreign currency risks. Each Shareholder understand that to the extent future revenue of Parent is denominated in foreign currencies, it would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on Parent's business and operations.

(o) Foreign companies may experience a lack of remedies and impartiality under the Chinese legal system. China has a civil law system based on written statutes in which judicial decisions have little precedence value. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and Parent's ability to enforce commercial claims or to resolve commercial disputes is unpredictable. These matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. As such, each Shareholder understands that Parent may not be able to satisfactorily redress any grievances it may have against another party in China or which another party may have against it.

(p) Each Shareholder understands the risks of the following. Mr. Rousso is the founder of Parent and a consultant providing key services to Parent. The following matters pertaining to Mr. Rousso arose several years prior to the formation of Parent and their subjects do not relate to the business of Parent. In 1999, Mr. Rousso was convicted in France of, inter alia, securities fraud. In 2002, in his sentence by the Court, Mr. Rousso was credited with time served and was fined 120,000 euros. The case is titled The Government v. Rousso and Laroze, Case No. 9334769086. At around the same time, in 1999, a case titled The United States of America v. Marc Armand Rousso, etc, was brought in the U.S. District Court, District of New Jersey (the "Court"), CR. No. 99-512. Mr. Rousso entered into a plea agreement, dated June 21, 1999, regarding this matter pursuant to which, inter alia, Mr. Rousso (i) pleaded guilty to (A) one felony count of violating 15 U.S.C. §§ 78j(b) and 78ff(a) and 17 C.F.R. § 240.10b in connection with purchases and sales by Mr. Rousso of securities, and (B) one felony count involving the transportation, transmission and transfer of monetary instruments and funds to conceal proceeds of the aforesaid activities contrary to 18 U.S.C. § 1956(a)(2)(B)(i), in violation of 18 U.S.C. § 1956(h), and (ii) agreed to continue to cooperate with the U.S. Attorney's Office. Parent is subject to the risk that the provisions of any sentencing by the Court could involuntarily prevent Mr. Rousso from rendering services to Parent.

(q) Although Parent has launched its website, substantial upgrades and improvements to it are necessary in order for the website to perform according to Parent's standards and for Parent's website to be successful and there is no assurance that any of the foregoing can or will be attained.

(r) Parent's business plan as envisioned is heavily dependent on the Parent's contract with Chinadaily.com, under which, among other things, Chinadaily.com is to

endeavor to use its best efforts to deliver and update substantial data regarding China. Parent's business plan as envisioned is also heavily dependent on Parent's contract with IIM, a third party marketing firm in China. There is no guarantee that Chinadaily.com or IIM, respectively, will be able to effectively perform under their contracts, if at all. In the event that Chinadaily.com or IIM fails to perform effectively under such contracts, Parent's business as proposed will be materially adversely affected.

(s) Each Shareholder understands and consents to the placement of a legend on any certificate or other document evidencing Parent Class B Common Stock stating that such Parent Class B Common Stock has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the Shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Parent Class B Common Stock:

> THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) (A) THE ISSUER OF THE SHARES (THE "ISSUER") HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND (B) THE TRANSFEREE IS ACCEPTABLE TO THE ISSUER
>
> THE SHARES REPRESENTED HEREBY ARE SUBJECT TO "DRAG ALONG" PROVISIONS AND OTHER RESTRICTIONS PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER BETWEEN, AMONG OTHERS, THE ISSUER AND THE ORIGINAL HOLDER. A COPY OF SAID AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST

(t) Each Shareholder understands that Parent may permit the transfer of the Parent Class B Common Stock out of such Shareholder's name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to Parent that neither the sale nor the proposed transfer results in a violation of the Act or any applicable foreign securities or U.S. state "blue sky" laws (collectively "Securities Laws").

2.31. **Software**.

(a) Schedule 2.31(a) contains a true, correct, complete and accurate list of each Company's Software, except for "shrink wrap" software. Except as set forth on Schedule 2.31(a), the listed Company is the sole and exclusive owner of such Software.

(b) Except as set forth on Schedule 2.31(b) or where the same would not result in a Material Adverse Effect, the Third Party Software (including any commonly available "shrink wrap" Software copyrighted by third parties) is used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and neither the Companies nor, to the knowledge of the Companies, any licensor is in material default under or in breach of any such license or agreement.

(c) The Software and the Third Party Software and each Company's rights therein are sufficient and adequate to conduct the business of each Company to the full extent the business of each Company is conducted as of the date hereof and as such business will be conducted as of the Closing. Consummation of the transactions contemplated by this Agreement will not result in an impairment of the rights of any Company to any of the Software, or to any Third Party Software. Consummation of the transactions contemplated by this Agreement will not result in any increase of any license fees with respect to any of the Third Party Software. All Software and any Third Party Software that is incorporated into the Software perform in accordance with the documentation and other written material used in connection with the Software and Third Party Software, is in machine readable form and contains all current revisions of such Software and Third Party Software. The Software and, to the knowledge of each Company, the Third Party Software, is free of material defects in operations. The Software and, to the knowledge of each Company, the Third Party Software, contains no disabling devices.

(d) The source code for all Software will compile into object code or otherwise be capable of performing the functions described in the documentation pertaining to the Software in all material respects. All source code and other documentation concerning the Software is free of any defect which would prevent it from compiling or performing in all material respects.

2.32. **Business Operations; Servers**.

(a) Schedule 2.32(a) is a complete and correct list of the methods of payment (including specific types of credit cards accepted and whether or not personal checks, bank checks or money orders are accepted) that each of the Companies accepts for sales of merchandise from their respective Websites. Schedule 2.32(a) also indicates the collection the average amount of time taken for the applicable Company to receive payment on any form of payment and the likelihood of a Company not receiving payment based on the form of payment.

(b) The Companies owns all of their servers and other computer equipment necessary to operate their respective businesses as conducted as of the date hereof and as such businesses will be conducted by each Company as of the Closing.

(c) The amounts payable and paid by the Companies each month for hosting and bandwidth services provided to the Companies is as set forth on Schedule 2.32(c).

Consummation of the transactions contemplated by this Agreement will not result in any increase in fees or any change with respect to such services.

(d) Schedule 2.32(d) is a complete and correct list of the websites owned and maintained by each Company and indicates the Company that operates each website. Except as indicated on Schedule 2.32(d), all websites are in good working order.

(e) Since March 15, 2005, none of the Companies has declared or paid any dividends or made any distribution or bonus payment to any Shareholder or employee of any of the Companies except for the Distribution.

2.33. **Powers of Attorney and Suretyships**. No Company has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

2.34. **Other Information.** Neither this Agreement nor any of the documents or other information made available to Parent or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Parent's due diligence review of the business of each Company or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Company and each Shareholder as follows:

3.1. **Due Incorporation**. Parent is a corporation duly organized, validly existing and as of Closing will be in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. Parent has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own, lease, and operate its assets, properties and businesses and to carry on its business as now conducted on the date hereof. Merger Sub has not conducted any business to date and has only engaged in certain activities relating to its organization. The Parent has not adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

3.2. **Corporate Authorization**. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each of the other Additional Agreements to which it is a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement constitutes, and upon their execution and delivery, each of the Additional

Agreements will constitute, the valid and legally binding agreement of Parent or Merger Sub, as applicable, enforceable against each in accordance with their respective terms.

3.3. **Governmental Authorization**. None of the execution, delivery or performance by Parent or Merger Sub of this Agreement or any Additional Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority by Parent or Merger Sub except for the filing of the certificate of merger, the filing of a Form D with the SEC and, if applicable, the filing of a registration statement with the SEC in accordance with any registration rights the Shareholders may have with respect to the Parent Class B Common Stock.

3.4. **No Violation**. Neither the execution and delivery of this Agreement or any Additional Agreement to be executed by Parent or Merger Sub hereunder nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of Parent's or Merger Sub's Certificate of Incorporation, By-laws or other charter documents; or (b) violate any Laws or Orders to which either Parent or Merger Sub or its property is subject.

3.5. **Charter Documents**. Parent and Merger Sub has previously delivered to the Companies and Shareholders true and complete copies of its respective Articles of Incorporation and By-laws, as in effect or constituted on the date hereof

3.6. **Capitalization of Parent**. Schedule 3.6 sets forth, with respect to Parent, (i) the Parent's authorized capital stock, (ii) the number of shares of Parent Common Stock that is outstanding, and (iii) each security convertible into or exercisable or exchangeable for Parent Common Stock, the number of shares of common stock such security is convertible into and the exercise or conversion price of such security. Except as set forth on Schedule 3.6, there is no Contract (other than this Agreement) that requires or under any circumstance would require Parent to issue, or grant any right to acquire, any capital stock of Parent, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock of Parent or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize Parent. The issuance of all the outstanding capital stock of Parent has been duly authorized, and all such capital stock is validly issued, fully paid and nonassessable.

3.7. **Consents**. There are no agreements, commitments, arrangements, contracts or other instruments binding upon Parent or Merger Sub or any of its properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.

3.8. **Financial Statements**.

(a) Attached hereto as Schedule 3.8 are an unaudited balance sheet of Parent as of April 30, 2005, and statements of operations and retained earnings and cash flow statements of Parent for the four months ended April 30, 2005 (collectively, the "Parent Financial Statements"). The balance sheet contained in the Parent Financial Statements as of the four months ended April 30, 2005 is referred to herein as the "Interim Parent Balance Sheet". The Financial Statements (i) were prepared from the books and records of Parent; (ii) were prepared in

accordance with GAAP consistently applied (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes); (iii) fairly and accurately present Parent's financial condition and the results of its operations as of their respective dates and for the periods then ended; (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of Parent's financial condition as of their dates; and (v) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to Parent with respect to the periods then ended. Parent has heretofore delivered to the Companies and Shareholders complete and accurate copies of all "management letters" received by it from Parent's accountants and all responses since Parent's formation by lawyers engaged by Parent to inquiries from Parent's accountant or any predecessor accountants.

(b) Except as specifically disclosed, reflected or fully reserved against on the Interim Parent Balance Sheet and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Interim Parent Balance Sheet, there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to Parent. All debts and liabilities, fixed or contingent, which should be included under GAAP on an accrual basis on the Interim Parent Balance Sheet are included therein.

3.9. **Litigation**. There is no action, suit, investigation, hearing or proceeding (or any basis therefor) pending against, or to the best knowledge of Parent and Merger Sub, threatened against, Parent or Merger Sub, the business of Parent or Merger Sub, or any Contract to which Parent or Merger Sub is a party before any court or arbitrator or any governmental body, agency or official which if adversely determined against Parent or Merger Sub has or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results or operations or prospects of Parent or Merger Sub individually or in the whole, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against Parent or Merger Sub.

3.10. **Issuance of Parent Class B Common Stock**. The Parent Class B Common Stock, when issued in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

3.11. **Finders' Fees**. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or Merger Sub or any of its Affiliates who might be entitled to any fee or commission from the Companies or the Shareholders or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

3.12. **Registration Rights**. No holder of capital stock of Parent currently has registration rights with respect to any capital stock of Parent.

3.13. **Investment in Parent**. Parent has received $15,000,000 from a foreign investors for the sale of 5,333,334 shares of Parent Common Stock and an option to purchase 4,000,000 shares of Parent Common Stock to such foreign investor. Such investment remains subject to the receipt of a subscription agreement from such investor.

3.14. **Other Information.** Neither this Agreement nor any of the documents or other information made available to Shareholders or their Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with the Companies' and the

Shareholders' due diligence review of the business of Parent, Merger Sub or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTICLE IV

COVENANTS OF COMPANIES AND SHAREHOLDERS

The Companies and Shareholders jointly and severally covenant and agree that:

4.1. **Conduct of the Business**. From the date hereof through the Effective Time, the Shareholders shall cause each Company to, and each Company shall, conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Parent, and shall use their respective best efforts to preserve intact each Company's business relationships with employees, advertisers, suppliers, customers and other third parties. Without limiting the generality of the foregoing, from the date hereof through the Effective Time, without Parent's prior written consent, each Company shall not:

(a) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of such Company;

(b) enter into any contract, agreement, lease, license or commitment which is outside the ordinary course of business or, even if the ordinary course of business, involving payments in excess of $10,000 or having a term in excess of three months or involving any real property;

(c) make any capital expenditures;

(d) sell, lease, license or otherwise dispose of any of its assets except (i) pursuant to existing Contracts or commitments disclosed herein and (ii) sales of Inventory in the ordinary course consistent with past practice;

(e) accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(f) commit a default under any term or provision of, or suffer or permit to exist any condition or event which, with notice or lapse of time or both, would constitute a default by such Company under any Contract;

(g) authorize any salary increase for any employee or change the bonus or profit sharing policies or any other compensation or benefit arrangements of such Company;

(h) obtain or suffer to exist any loan or other Indebtedness;

(i) suffer or incur any Lien on any of its assets;

(j) suffer any damage, destruction or loss of property related to any of its assets, whether or not covered by insurance;

(k) delay, accelerate or cancel any receivables or indebtedness owed to such Company or write-off or make further reserves against the same;

(l) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(m) suffer any insurance policy protecting such Company's assets to lapse;

(n) adopt or amend any of its plans set forth in Schedule 2.27 or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(o) make any change in its accounting principles or methods or write down the value of any inventory or assets;

(p) change its place of business;

(q) extend any loans other than travel or other expense advances to employees in the ordinary course of business exceeding $1,000 individually or $1,000 in the aggregate;

(r) issue, redeem or repurchase any shares of their respective capital stock;

(s) effect or agree to any changes in shipping practices, terms or rates;

(t) reduce the prices of products sold from Inventory for customers except in the ordinary course of business;

(u) effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(v) hire any employees, consultants or advisors;

(w) make any dividends or distributions to Shareholders provided, however that the Companies may make a distribution or distributions to the Shareholders in an aggregate amount of up to $5,660,000 (including any distributions made to Shareholders after January 1, 2005, of which $2,910,842 has been distributed as of May 15, 2005) out of available cash representing profits on which the Shareholders have already been taxed through December 31, 2004 plus cash equal to taxes payable on profits from January 1, 2005 through the Closing (the "Distribution");

(x) make or rescind any election related to Taxes, file any amended income Tax Return or make any changes in its methods of Tax accounting;

(y) agree to do any of the foregoing.

Each Company shall not, and Shareholders shall cause each Company not to, (i) take or agree to take any action that might make any representation or warranty of any Company or any Shareholder hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

4.2. **Access to Information**.

(a) From the date hereof until and including the Closing Date, each Company shall, and each Shareholder shall cause each Company to, (a) give Parent, its counsel and other representatives full access to its offices, properties and Books and Records, (b) furnish to Parent, its counsel and other representatives such information relating to the business of each Company as such Persons may request and (c) cause the employees, counsel, accountants and representatives of each Company to cooperate with Parent in its investigation of the business of each Company; provided that no investigation pursuant to this Section 4.2 (or any investigation prior to the date hereof) shall affect any representation or warranty given by any Company or the Shareholders; and provided further that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of each Company.

(b) The Companies and the Shareholders shall arrange for representatives of Parent and/or Merger Sub to meet with or speak to the representatives of the 3 largest suppliers of each of the Companies.

4.3. **Notices of Certain Events**. Each Company and each Shareholder shall promptly notify Parent of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of any Company to any such Person;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

(c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting any Company, any Shareholder or the business of any Company, or that relate to the consummation of the transactions contemplated by this Agreement; and

(d) the occurrence of any fact or circumstance which might make any representation made hereunder by any Company and/or any Shareholder false in any respect or result in the omission or the failure to state a material fact.

4.4. **Exclusivity**. So long as this Agreement is in effect, neither any Company nor any Shareholder nor anyone acting on their behalf shall, directly or indirectly, (i) encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to or cooperate in any manner with any Person, other than Parent or its Affiliates (collectively "Excluded Persons"), or an officer, partner, employee or other representative of an Excluded Person, concerning the sale of all or any part of the business of any of the Companies or the capital stock or other securities of any Company, whether such transaction takes the form of a sale of stock or assets, merger, consolidation or otherwise or any joint venture or partnership, or (ii) otherwise solicit, initiate or encourage the submission of any proposal contemplating the sale of all or any part of the business of any Company or the capital stock or other securities of any Company, whether such transaction takes the form of a sale of stock or assets, merger, consolidation or otherwise or any joint venture or partnership or (iii) consummate any such transaction or accept any offer or agree to engage in any such transaction. The Companies or Shareholders shall promptly (within 24 hours) communicate to Parent the terms of any proposal, contract or sale which it may receive in respect of any of the foregoing and respond to any such communication in a manner reasonably acceptable to Parent. The Notice of the Companies or the Shareholders under this Section 4.4 will include the identity of the person making such proposal or offer, copies (if written) or a written description of the terms (if oral) thereof and any other such information with respect thereto as Parent may reasonably request.

4.5. **Reporting and Compliance With Law**. From the date hereof through the Effective Time, each Company shall duly and timely file all Tax Returns required to be filed with Authorities, pay any and all Taxes required by any Authority and duly observe and conform, in all material respects, to all applicable Laws and Orders.

4.6. **Injunctive Relief**. If any Company or any Shareholder breaches, or threatens to commit a breach of, any of the covenants set forth in Article IV (the "Restrictive Covenants"), Parent shall have the following rights and remedies, which shall be in addition to, and not in lieu of, any other rights and remedies available to Parent by agreement (including those set forth in Article XI), under law or in equity:

(a) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Parent and that monetary damages will not provide adequate remedy to Parent; and

(b) The right and remedy to require each Company and each Shareholder, jointly and severally, (i) to account for and pay over to Parent all compensation, profits, monies, accruals, increments or other benefits derived or received by any Company, any Shareholder or any associated party as the result of any such breach; and (ii) to indemnify Parent against any other losses, damages (including special and consequential damages), costs and

expenses, including actual attorneys fees and court costs, which may be incurred by it and which result from or arise out of any such breach or threatened breach.

4.7. **Best Efforts to Obtain Consents**. Each Company and each Shareholder shall use its best efforts to obtain each Seller Consent as promptly as practicable hereafter but in any event no later than the Closing Date.

4.8. **Covenants with respect to Parent Class B Common Stock**.

(a) If the holders in the aggregate of more than 50% of the outstanding shares of Parent Common Stock, as one class ("Selling Stockholders"), propose to sell, assign, mortgage, transfer, pledge, hypothecate or otherwise dispose of all, but not less than all, of their respective shares to a third party in one or a series of related transactions which is approved by a majority of the Parent's Board of Directors, then the Selling Stockholders may, at their option, require each Shareholder or any transferee (the "Holder") to sell all of such Holder's capital stock of Parent in such transfer to the third party on the same terms and conditions, and for the same consideration, as the Selling Stockholders. The Holder shall take such necessary or desirable actions in connection with the consummation of such transaction as reasonably requested by Parent or the Selling Stockholders.

(b) From the Closing Date to the end of the Earn-out Period, the Shareholders may not transfer any shares of the Parent Class B Common Stock except (i) in accordance with Section 4.8(a), (ii) for estate-planning purposes of such Person to (A) a trust under which the distribution of the shares of Parent Class B Common Stock may be made only to beneficiaries who is such Person, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, and provided that such trust may never make a distribution to anyone other than such persons, (B) a charitable remainder trust, the income from which will be paid to such Person during his or her life, (C) a corporation, the stockholders of which are only such Person, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants and whose stockholders will at all times remain such persons or (D) a partnership or limited liability company, the partners or members of which are only such Person, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants and whose partners or members will at all times remain such persons, and (iii) in case of his or her death, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, unless any class of Parent's common stock is Publicly Traded in which case the Shareholders may transfer their shares of Parent Class B Common Stock on the later of (x) the end of the Earn Out Period, and (y) six months after a class of Parent Common Stock first becomes Publicly Traded. Notwithstanding the foregoing, commencing six months after the Parent Common Stock first becomes Publicly Traded, each Stockholder may sell up to 20% of his Parent Class B Common Stock subject to the rules and regulations of any applicable exchange and applicable Laws. Any shares of Parent Class B Common Stock transferred pursuant to subsection (ii) or (iii) of this Section 4.8(b) shall continue to be subject to the provisions of Section 4.8(a) and 4.8(b) of this Agreement as though the transferring Shareholder were the holder of such shares.

(c) In connection with an underwritten public offering of capital stock of Parent, upon the request of the principal underwriter managing such public offering, the capital

stock of Parent owned by each Shareholder may not be sold, offered for sale or similar financial effect or otherwise disposed of without the prior written consent of Parent or such underwriter, as the case may be, for a period not exceeding six months after the effectiveness of the registration statement filed in connection with such offering, but only to the extent that the Parent's directors, executive officers and/or their immediate family are similarly bound. Each Shareholder shall sign such further documents as Parent may reasonably request to give effect to this Section 4.8(c). The lock-up agreement established pursuant to this Section 4.8(c) shall have perpetual duration.

(d) Each Shareholder understands that due to the fact that Parent Class B Common Stock cannot be readily purchased or sold in the open market, and for other reasons, the Parent and/or its existing stockholders may be irreparably damaged in the event that Sections 4.8(a-c) are not specifically enforced. Consequently, in the event of a breach or threatened breach of the terms, covenants and/or conditions of Sections 4.8(a-c), Parent is, in addition to all other remedies, entitled to a temporary or permanent injunction, without showing any actual damage or posting a bond, and/or a decree for specific performance, in accordance with the provisions hereof.

(e) The restrictions and rights provided for in Section 4.8(a), shall terminate when the Parent Common Stock becomes Publicly Traded. As used herein, common stock is "Publicly Traded" if stock of that class is (i) listed or admitted to unlisted trading privileges on a national securities exchange, the Nasdaq National Market or the Nasdaq Smallcap Market, the Hong Kong Exchange, the Hong Kong GEM, the London Stock Exchange, the London Stock Exchange Alternative Investors Market (AIM) or any other recognized foreign stock exchange or (ii) if sales or bid and offer quotations are reported for that class of stock in the automated quotation system operated by the National Association of Securities Dealers, Inc.

(f) The restrictions in this Section 4.8(a) shall apply equally to Rights Shares as they do to shares of Parent Class B Common Stock.

ARTICLE V

COVENANTS OF PARENT AND MERGER SUB

5.1. **Registration Rights**. In the event that, prior to the earlier of the second anniversary of the date of this Agreement, the date the Parent Common Stock is Publicly Traded or the Initial Public Offering of Parent, Parent grants registration rights to any Person (the "Receiving Persons"), the Shareholders will, with respect to the shares (the "Rights Shares") of Parent Common Stock issuable upon the conversion of the Parent Class B Common Stock distributed to them pursuant to this Agreement, receive:

(a) customary "piggyback" registration rights in the event that Parent has granted the Receiving Persons "demand" registration rights; or

(b) "piggyback" registration rights on the same terms and conditions as the "piggyback" registration rights granted to the Receiving Persons.

5.2. **Limitations on Registration Rights**.

(a) Any registration rights granted pursuant to Section 5.1 will be subject to usual and customary cutbacks and limitations, including that the Parent will not be required to register any shares as to which the resale provisions of Rule 144 under the Act as well as all applicable Laws and rules of any exchange or automated quotation system on which the Parent Common Stock trades or is listed.

(b) The Shareholders may only be granted, and may only exercise, registration rights one time pursuant to the provisions of Section 5.1.

(c) The number of Rights Shares pursuant to which registration rights under Section 5.1 may be granted for each Shareholder shall be limited to the number of Rights Shares equal to (X) the number of Rights Shares issuable upon conversion of all of the shares of Parent Class B Common Stock distributed to the Shareholder pursuant to this Agreement multiplied by (Y) the quotient of (i) the number of shares of capital stock of Parent with registration rights issued to the Receiving Person divided by (ii) the total number of shares of capital stock of Parent outstanding on a fully diluted basis.

ARTICLE VI

COVENANTS OF ALL PARTIES

The Parties covenant and agree that:

6.1. **Best Efforts; Further Assurances**. Subject to the terms and conditions of this Agreement, each Party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of each Company and each Shareholder as reasonably requested by Parent, to consummate and implement expeditiously the transactions contemplated by this Agreement. The Parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

6.2. **Confidentiality of Transaction**. Any information (except publicly available or freely usable material obtained from another source) respecting any Party or its Affiliates will be kept in strict confidence by all other Parties to this Agreement and their agents. Except as required by Law, neither the Companies nor the Shareholders nor any of their respective Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of any Company shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by the applicable Company to keep such information confidential. Except as required by Law, each Party shall retain all information obtained from the other and their lawyers on a confidential basis except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party

shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential.

ARTICLE VII

OTHER AGREEMENTS

7.1. **Management of the Surviving Corporation.** The following provisions shall govern the operations of Surviving Corporation during the period commencing on the Closing Date through the second anniversary date of the Closing (the "Earn-Out Period").

(a) Separate Subsidiary. Parent and the Shareholders agree that during the Earn-Out Period, Surviving Corporation will operate and be managed as a separate subsidiary reporting to and subject to the authority of Parent.

(b) Management.

(i) The operations of Surviving Corporation shall be conducted to: (i) comply on a timely basis with the financial reporting and budgeting procedures of Parent as from time to time in effect, which procedures require the approval of annual profit and capital expenditure plans; (ii) operate within any Parent policies as from time to time in effect, and (iii) operate generally within the parameters of the then current profit plan and capital expenditure budget of Surviving Corporation as proposed by the Management Committee (as defined below) and approved by Parent; provided, however, that if the Parties are unable to agree upon the same in good faith, then Parent has the right to establish the same. A "Management Committee" of Surviving Corporation shall remain in effect throughout the Earn-Out Period, which committee shall consist solely of the Executives, provided that such individuals are employees of Surviving Corporation.

(ii) Subject to the provisions of clause (a) above and provisions of the Employment Agreement that each Executive is executing and delivering on the date hereof, during the Earn-Out Period, the Management Committee, shall have primary responsibility and authority for the day-to-day operations of the Surviving Corporation and, together with Parent, the long-term planning of Surviving Corporation. Subject to the foregoing, the Management Committee shall be responsible for: (i) personnel selection and termination (other than the Executives), and (ii) establishment of compensation levels for Surviving Corporation employees (excluding employees whose compensation is governed by an employment contract and any Affiliate of any Executive), provided that all increases in compensation for any fiscal year shall be made only in accordance with the current budget of Surviving Corporation as proposed by the Management Committee and approved by Parent.

(c) Restricted Activities. During the Earn-Out Period, so long as all of the Shareholders have not either been terminated from their employment with the Surviving Corporation for Cause (as defined in the Employment Agreement) or have terminated their employment, Parent agrees that it will not cause Surviving Corporation to take or acquiesce in Surviving Corporation taking any of the following actions without the prior written consent of at least one Shareholder:

(i) any sale, lease or disposition of all or a substantial portion of the assets or Business of Surviving Corporation;

(ii) entering into any line of business not related to the Business by Surviving Corporation;

(iii) any acquisition by Surviving Corporation of the stock, assets or business of another Person;

(iv) the merger, consolidation or amalgamation of Surviving Corporation with and into another Person or of another Person with and into Surviving Corporation;

(v) the voluntary prepayment of the Note absent an event of default thereunder; or

(vi) the adoption or amendment of any profit sharing or other employee benefit plan except for such amendments as may be required by law.

7.2. **Changes in Management.** The Parties hereto understand and agree that under the terms of the Employment Agreements being entered into by each Executive, each Executive may be terminated with or without Cause (as defined therein). Accordingly, each of the parties hereto agrees that if (a) the employment of one or more of the Executives terminates during the Earn-Out Period regardless of the reason therefor, (b) any Executive ceases to be a member of the Management Committee due to a termination of such Executive's employment with Surviving Corporation regardless of the reason therefor, (c) the Management Committee, anyone reporting to the Management Committee or anyone hired by the Management Committee, determines to make other changes in the composition of the management group of Surviving Corporation, or (d) there are changes in the composition of the Board of Directors of Surviving Corporation, no Party to this Agreement shall have the right (x) to make a claim that Parent or Surviving Corporation is in breach of this Agreement as a result of any such action, or (y) to make a claim against Parent or any of its Affiliates that as a result of any such action the Merger Consideration has been adversely affected.

7.3. **Tax Matters.**

(a) The Shareholders shall prepare or cause to be prepared and file or cause to be filed on a timely basis all income Tax Returns with respect to the Companies for taxable periods ending on or prior to the Closing Date. The Shareholders shall prepare or cause to be prepared such Tax Returns on a basis consistent with the similar Tax Returns for the immediately preceding periods and shall not make, amend, revoke or terminate any election or tax accounting method without Parent's consent. The Shareholders shall give a copy of each such Tax Return to Parent prior to filing. The Shareholders shall timely pay the Taxes shown to be due and owing by the Companies on such Tax Returns.

(b) The Parent shall include the Surviving Corporation or cause Surviving Corporation to be included in the consolidated federal income Tax Return that includes Parent for the period that includes the day after the Closing Date.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1. **Condition to the Obligations of the Parent, Merger Sub and the Companies**. The obligations of Parent, Merger Sub and the Companies to consummate the Closing are subject to the satisfaction of the following conditions:

(a) No provision of any applicable Law or Order shall prohibit or impose any condition on the consummation of the Closing or limiting in any material way Parent's right to control the Surviving Corporation or any material portion of its Business.

(b) There shall not be pending or threatened any proceeding by a third-party to enjoin or otherwise restrict the consummation of the Closing.

(c) Each Executive shall have executed an employment agreement with the Surviving Corporation in the form attached hereto as Exhibit 8.1 (the "Employment Agreement") as of the date hereof and each such agreement shall be in full force and effect as of the Effective Time.

(d) The Parent shall have received the executed subscription agreement referred to in Section 3.13 for the sale of 5,333,334 shares of Parent Common Stock and an option to purchase 4,000,000 shares of Parent Common Stock from a foreign investor for an aggregate purchase price of $15,000,000.

(e) The Closing Date shall be on or before the Outside Closing Date.

8.2. **Conditions to Obligations of Parent and Merger Sub**. The obligation of Parent and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver in the Parent's and the Merger Sub's sole and absolute discretion, of all the following conditions:

(a) (i) The Companies and Shareholders shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of the Companies and Shareholders contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by any Company or any Shareholder pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Change or a Material Adverse Effect, and (iv) Parent and Merger Sub will have received a certificate signed by the President and another officer of each Company and all Shareholders certifying the foregoing to the Parent and the Merger Sub.

(b) Parent shall have received all documents it may request relating to the existence of each Company and the authority of each Company to enter into and perform its respective obligations under this Agreement, all in form and substance reasonably satisfactory to Parent and its legal counsel, including (i) a copy of the certificate of incorporation of each Company certified as of a recent date by the Secretary of State of its jurisdiction of organization, (ii) copies of each Company's bylaws as effective on the date hereof; (iii) copies of resolutions duly adopted by the Board of Directors of each Company and by the unanimous vote or consent of each Company's shareholders authorizing this Agreement and the Additional Agreements and

the transaction contemplated hereby and thereby, (iv) a certificate of the Secretary of each Company certifying each of the foregoing and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (v) a recent good standing certificate regarding each Company from the office of the Secretary of State of the State of New York and each other jurisdiction in which each Company is qualified to do business.

(c) Parent shall have received all Seller Consents, in form and substance reasonably satisfactory to Parent, and no such Seller Consent shall have been revoked.

(d) Each of the Shareholders shall have executed and delivered non-competition, non-disclosure and non solicitation agreements in the form of Exhibit 8.2A (in the case of the Executives) and Exhibit 8.2B (in the case of Jacob Yadid) hereto and each of the same shall be in full force and effect.

(e) Certificates representing all of the issued and outstanding shares of the DOD Common Stock, the Digitaletailer Common Stock and the BDD Common Stock shall be presented at the Closing for cancellation, together with the original stock ledgers and minute books of the Companies.

(f) Parent or Merger Sub shall have reasonably determined that, after Parent or Merger Sub has had the opportunity to meet or speak to representatives of the largest suppliers of each of the Companies pursuant to Section 4.2(g), all such suppliers will provide the Surviving Corporation terms for the purchase of product as favorable to Surviving Corporation as the terms provided to each of the Companies.

(g) Merger Sub will have entered into an agreement, in form and substance satisfactory to it, with one or more banks and/or credit card companies, pursuant to which, from and after the Closing, said banks and/or credit card companies will process Surviving Corporation's credit card arrangements for the Business or a letter (in form and substance satisfactory to Merger Sub) from each existing bank or credit card company that Merger Sub may continue to process credit card arrangements pursuant to the agreements of the Companies with respect thereto until such time as Merger Sub enters into its own agreements with such banks and/or credit card companies.

8.3. **<u>Conditions to Obligations of the Companies</u>**. The obligation of the Companies and the Shareholders to consummate the Closing is subject to the satisfaction, or the waiver in the discretion of the Shareholders and the Companies, of all the following conditions:

(a) (i) Parent and Merger Sub shall have performed in all material respects all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by Parent or Merger Sub pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) the Companies shall have received a certificate signed by an authorized officer of Parent and Merger Sub to the foregoing effect.

(b) The Companies shall have received (i) a copy of the certificate of incorporation of the Parent and the Merger Sub, (ii) copies of the bylaws of each of Parent and Merger Sub as effective on the date hereof; (iii) copies of resolutions duly adopted by the Board of Directors of Parent and Merger Sub and by the unanimous vote or consent of Merger Sub's shareholders authorizing this Agreement and the Additional Agreements and the transaction contemplated hereby and thereby, (iv) a certificate of the Secretary or Assistant Secretary of Parent and Merger Sub certifying each of the foregoing and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (v) a recent good standing certificate regarding Parent and Merger Sub from the office of the Secretary of State of its respective jurisdiction of organization and each other jurisdiction in which each Company is qualified to do business.

(c) Each of the Shareholders shall have been released from each of the personal guarantees listed on Schedule 8.3 (a copy of each of which guarantees was previously provided to Parent) that such listed Shareholder has entered into for the benefit of one of the Companies and the Parent shall have provided such guarantees as would be required for the business of the Surviving Corporation. The release from the guarantees listed on Schedule 8.3 need not release any Shareholder from any obligations incurred prior to the Closing under any such guarantee.

(d) As of the Effective Time, Parent loans the Surviving Corporation an amount equal to $4,500,000 in exchange for a promissory note in the form attached hereto as Exhibit 8.3 (the "Note"). The Distribution is not repayable by the Shareholders.

(e) The Shareholders will have received the Initial Consideration.

ARTICLE IX

RELIANCE ON REPRESENTATIONS AND WARRANTIES

9.1. **Reliance on Representations and Warranties of each Company and the Shareholders**. Notwithstanding any right of Parent to fully investigate the affairs of each Company and notwithstanding any knowledge of facts determined or determinable by Parent pursuant to such investigation or right of investigation, Parent shall have the right to rely fully upon the representations, warranties, covenants and agreements of each Company and the Shareholders contained in this Agreement.

9.2. **Reliance on Representations and Warranties of Parent and Merger Sub**. Each Company and the Shareholders shall have the right to rely fully on each of Parent's and Merger Sub's representations, warranties, covenants and agreements herein, notwithstanding any investigation by the Companies or the Shareholders and notwithstanding any knowledge of facts determined or determinable by the Companies or the Shareholders pursuant to such investigation or right of investigation.

ARTICLE X

INDEMNIFICATION

10.1. **Indemnification of Parent and Merger Sub**. Prior to the Effective Time, each Company and each Shareholder, and subsequent to the Effective Time each Shareholder, hereby jointly and severally agrees to indemnify and hold harmless Parent and Merger Sub, Surviving Corporation and their Affiliates and each of their respective directors, officers, employees, shareholders, attorneys and agents and permitted assignees (the "Parent Indemnitees," provided however the term "Parent Indemnitees" shall not include any of the Shareholders regardless of their capacity), against and in respect of any and all loss, payments, demand, penalty, liability, judgment, damage, diminution in value, or claim or out-of-pocket costs and expenses (including actual costs of investigation and attorneys' fees and other costs and expenses) (all of the foregoing collectively, "Losses") incurred or sustained by any Parent Indemnitee as a result of (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of any of the Companies or any of the Shareholders contained herein or in the Additional Agreements or any certificate or other writing delivered pursuant hereto (ii) the failure to pay any claims by any third parties (including breach of contract claims, violations of warranties, for "spamming", privacy violations, torts or consumer complaints) with respect to the business of the Companies for any period prior to the Closing Date, provided, however, that any liabilities set forth on the Interim Balance Sheet and liabilities incurred in the ordinary course of Business from that date (provided that they are of the same type and nature and similar in amount as are included in the Interim Balance Sheet) are not included within this subsection, provided further however that this subsection shall not apply to any chargebacks or returns to the extent they are less than $400,000, and to the extent they exceed $400,000 the amount of the Loss with respect thereto shall be deemed to be 48% of such excess chargeback or return ("Excess Chargebacks") (iii) the violation of any Law by any of the Companies prior to the Closing, including, but not limited to, spamming, privacy violations, torts and violation of warranties, or (iv) the failure to pay any Taxes incurred prior to the Closing to any taxing Authority or to file any Tax Return with any taxing Authority. The total payments made by the Companies and the Shareholders to the Parent Indemnitees with respect to Losses shall not exceed the sum of without duplication the Initial Consideration, any Contingent Payment actually received by the Shareholders, the Class B Common Stock or Rights Shares at $2.50 per share, or if any Shareholder sells any shares of Class B Common Stock or any Rights Shares, the amount actually received by the Shareholder pursuant to such sale with respect to such shares (with the price per share of any unsold Class B Common Stock or Rights Shares remaining at $2.50 per share) (the "Maximum Indemnification"); provided, however, that no Parent Indemnitee shall be entitled to indemnification pursuant to this Section 10.1 unless and until the aggregate amount of Losses to all Parent Indemnitees equals at least $20,000, at which time, subject to the foregoing cap on the maximum amount payable, the Parent Indemnitees shall be entitled to indemnification for the total amount of such Losses. Notwithstanding anything set forth in this Section 10.1, any Loss incurred by any Parent Indemnitee arising out of any Company's or any Shareholder's (i) breach of or failure to perform any covenant or obligation to be performed by any Company or any Shareholder at, or any Shareholder after, the Closing, (ii) failure to pay any Taxes, or (iii) any Excess Chargebacks, shall not be subject to or applied against the minimum amount of Losses or the cap set forth in the previous sentence.

10.2. **Indemnification of the Companies and the Shareholders by Parent and Merger Sub**. Parent and Merger Sub hereby agree to indemnify and hold harmless each Company and each Shareholder (the "Shareholder Indemnitees") against and in respect of any Losses incurred or sustained by Shareholder Indemnitees as a result of any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Parent or Merger Sub contained herein. The total payments made by Parent and Merger Sub to Shareholder Indemnitees with respect to Losses shall not exceed the Maximum Indemnification; provided, however, Shareholder Indemnitees shall not be entitled to indemnification pursuant to this Section 10.2 unless and until the aggregate amount of Losses to Shareholder Indemnitees equals at least $20,000, at which time, subject to the foregoing cap on the maximum amount payable, the Shareholder Indemnitees shall be entitled to indemnification for the total amount of such Losses. Notwithstanding anything set forth in this Section 10.2, any Loss incurred by the Companies or Shareholders arising out of Parent's or Merger Sub's breach of or failure to perform any covenant or obligation to be performed by Parent or Merger Sub at the Closing or after the Closing Date including payment of the Merger Consideration, shall not be subject to or applied against the minimum amount of Losses or the cap set forth in the previous sentence.

10.3. **Procedure**. The following shall apply with respect to all claims by either a Parent Indemnitee or a Shareholder Indemnitee (together, "Indemnified Party") for indemnification:

(a) An Indemnified Party shall give the Companies, the Shareholders, Parent or Merger Sub, as applicable (either, "Indemnifying Parties"), prompt notice (an "Indemnification Notice") of any third-party claim, investigation, action, suit, hearing or proceeding with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 or 10.2 (a "Third-Party Claim"), which shall describe in reasonable detail the loss, liability or damage that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 10.1 or 10.2, except to the extent such failure materially and adversely affects the ability of the Indemnifying Parties to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within 20 days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 10.1 or 10.2 are applicable to such claim, investigation, action, suit, hearing or proceeding and the Indemnifying Parties will indemnify such Indemnified Party in respect of such claim, investigation, action or proceeding pursuant to the terms of Section 10.1 or 10.2 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, compromise or settlement thereof. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d) If the Indemnifying Parties elect to direct the defense of any Third-Party Claim, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties' expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim if such Third Party Claim could impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party assumes the defense of any such Third-Party Claim pursuant to Section 10.1 or 10.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties' expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party or (ii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other claims or causes of action (known or unknown) arising or which might arise out of the same facts.

10.4. **Periodic Payments**. Any indemnification required by Section 10.1 or 10.2 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any claim, action, suit, hearing, proceeding or investigation shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

10.5. **Right of Set Off**. In the event that Parent, Merger Sub or Surviving Corporation is entitled to any indemnification pursuant to this Article, Parent, Merger Sub and/or Surviving Corporation shall be entitled to set off any amounts owed to the Shareholders pursuant to Section 1.5 against the amount of such indemnification. In the event of such a set-off, the set-off will first be allocated to any cash to which Shareholders are otherwise entitled pursuant to this Agreement and then to the shares of Parent Class B Common Stock to which Shareholders are otherwise entitled pursuant to this Agreement at the lesser of $2.50 per share or such lower price per share used in the calculation of Section 1.5(e). Any such set-off will be treated as an adjustment to the Merger Consideration.

10.6. **Payment of Indemnification by Shareholders**. In the event that Parent, Merger Sub or Surviving Corporation is entitled to any indemnification pursuant to this Article and Parent, Merger Sub and/or Surviving Corporation are unable to set off such indemnification pursuant to Section 10.5, the Shareholders shall pay the amount of the indemnification first in cash up to the amount of cash received by the Shareholders as part of the Merger Consideration, and then in shares of Parent Class B Common Stock at the lesser of $2.50 per share or such lower price per share used in the calculation of Section 1.5(e). Any payments by Shareholders to Parent, Merger Sub or Surviving Corporation will be treated as an adjustment to the Merger Consideration.

10.7. **Insurance**. Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received.

10.8. **Survival of Indemnification Rights**. Except for the representations and warranties in (i) Sections 2.14-2.17, which shall survive until the sixth anniversary of the Closing Date and (ii) Sections 2.1, 2.2, 2.25-2.30, and 2.34 and Sections 3.1, 3.2 and 3.13, which shall survive until the expiration of the statue of limitations with respect thereto, the representations and warranties of the Companies and Shareholders and of Parent and Merger Sub shall survive until the fourth anniversary of the Closing Date. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 10.1 or 10.2 for Losses shall be effective so long as it is asserted prior to (x) the sixth anniversary of the Closing Date, in the case of Section 10.7(i); (y) the expiration of the applicable statute of limitations, in the case of Section 10.7(ii) and the breach or the alleged breach of any covenant or agreement of any Indemnifying Party; and (z) the fourth anniversary of the Closing Date, in the case of all other representations and warranties of the Companies, the Shareholders, Parent and Merger Sub.

ARTICLE XI

TERMINATION; REMEDIES

11.1. **Termination Upon Default**.

(a) Parent and Merger Sub may terminate this Agreement by giving notice to any Company or any Shareholder on or prior to the Effective Time, without prejudice to any rights or obligations Parent or Merger Sub may have, if any Company or any Shareholder shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or in any Additional Agreement to be performed prior to Closing and such breach shall not be cured within the earlier of the Closing Date and 5 days following receipt by any Company or Shareholder of a notice describing in reasonable detail the nature of such breach.

(b) The Companies and the Shareholders may terminate this Agreement by giving notice to Parent or Merger Sub without prejudice to any rights or obligations the Companies or Shareholders may have, if Parent or Merger Sub shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or in any Additional Agreement to be performed prior to the Closing Date and such breach shall not be cured within the earlier of the Closing Date and 5 days following receipt by Parent or Merger Sub of a notice describing in reasonable detail the nature of such breach.

(c) Any Party may terminate this Agreement at any time if the Merger does not occur on or before the Outside Closing Date, provided, however, that this Agreement may not be terminated pursuant to this Section 11.1(c) by any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur by the Outside Closing Date. For the purposes of this Section 11.1(c), Parent and Merger Sub are considered one "Party" and the Shareholders and the Companies are considered one "Party"

(d) Parent or Merger Sub may terminate this Agreement by giving notice to any Company or any Shareholder on or prior to the Closing Date, without prejudice to any rights or obligations Parent or Merger Sub may have, if, after Parent or Merger Sub has had the opportunity to meet or speak to representatives of the largest suppliers of each of the Companies pursuant to Section 4.2(g), Parent or Merger Sub has reasonably determined that any such supplier will not provide terms for the purchase of product as favorable to the Surviving Corporation as the terms provided to each of the Companies.

11.2. **Survival**. The provisions of Articles X and XII shall survive any termination hereof pursuant to Article XI.

ARTICLE XII

DISPUTE RESOLUTION

12.1. **Arbitration**.

(a) The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator ("Arbitrator"). The Parties agree that binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the Parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York City chapter head of the American Arbitration Association upon the request of either side. The Arbitrator shall be selected within 30 days of request.

(c) The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his or her decision, The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty 60 days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York City, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the Party[ies] who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 11.1, as applicable (including actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs, for the reasons set forth, in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction of the courts (Federal and state) in New York City, New York to

enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any Party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The Parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(j) This arbitration clause shall survive the termination of this Agreement and any agreement contemplated hereby.

12.2. **Waiver of Jury Trial; Exemplary Damages**. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT. No Party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Additional Agreement.

12.3. **Attorneys' Fees**. The unsuccessful Party to any court or other proceeding arising out of this Agreement that is not resolved by arbitration under Section 11.1 shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 11.3 and elsewhere in this Agreement, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

ARTICLE XIII

DEFINITIONS

When used in this Agreement, the following terms shall have the respective meanings set forth below:

"**Accounts Receivable**" means all of the accounts, notes, accounts receivable, contract rights, drafts, and other instruments, receivables and rights to the payment of money or other forms of consideration, for goods sold or leased or services performed.

"**Act**" means the Securities Act of 1933, as amended.

"Additional Agreement" means any other agreement contemplated by this agreement, including the Employment Agreements, the Note and the non-competition, non-disclosure and non solicitation agreements referred to in Section 8.2(e).

"Adjusted EBIDA" is defined in Section 1.5(g).

"Adjusted EBIDA Cash Payment" is defined in Section 1.5(d)(i).

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. With respect to any natural person, the term Affiliate shall also include any member of said person's immediate family (which includes spouses, children, parents, grandchildren, siblings, and parents and siblings in-law, including any of the children of such Persons) any family limited partnership for said person and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person's immediate family is a beneficiary.

"Agreement" shall mean this Merger Agreement, including all exhibits and schedules hereto, as the same may hereafter be amended, modified or supplemented from time to time.

"Arbitrator" is defined in Section 12.1(a).

"Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

"BDD" is defined in the introductory paragraph to this Agreement.

"BDD Common Stock" is defined in Section 1.5(c).

"BDD Share" means .85.

"Books and Records" means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Company or in which a Company's assets, business, or transactions are otherwise reflected.

"Business' shall mean the on-line selling of goods and products by the Companies taken as a whole and the Surviving Corporation, as the case may be.

"Business Day" means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York or New Jersey are not open for business

"Certificate of Merger" is defined in Section 1.1.

"Chinadaily.com" is defined in Section 2.30(l).

"Closing" is defined in Section 1.2.

"Closing Date" is defined in Section 1.2.

"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provision as the same may be subsequently amended from time to time, as well as to any successor provision(s).

"Company" is defined in the introductory paragraph to this Agreement.

"Company Share" means, with respect to BDD, the BDD Share; with respect to Digitaletailer, the Digitaletailer Share; and with respect to DOD, the DOD Share.

"Companies" is defined in the introductory paragraph to this Agreement.

"Companies' Common Stock" means the DOD Common Stock, the Digitaletailer Common Stock and the BDD Common Stock.

"Contingent Payment" is defined in Section 1.5(g).

"Contingent Payment Date" is defined in Section 1.5(g).

"Contract" shall mean any contract, agreement, warranty, guaranty, indenture, bond, option, lease, sublease, easement, mortgage, employee benefit plan, collective bargaining agreement, license, purchase order, dealer agreement, credit card agreement, factoring agreement, sales order, commitment, or other binding arrangement of any nature whatsoever, express or implied, written or unwritten, and any amendment thereto.

"Convertible Security" is defined in Section 1.5(g).

"Digitaletailer" is defined in the introductory paragraph to this Agreement.

"Digitaletailer Common Stock" is defined in Section 1.5(b).

"Digitaletailer Share" means .14.

"Distribution" is defined in Section 4.1(w).

"DOD" is defined in the introductory paragraph to this Agreement.

"DOD Common Stock" is defined in Section 1.5(a).

"DOD Share" means .01.

"Earn-out Period" is defined in Section 7.1.

"Effective Time" is defined in Section 1.1.

"Employment Agreement" is defined in Section 8.1(c).

"**Encumbrance**" means any security interest; adverse claim; charge; conditional sale contract; easement; lien; mortgage; option; pledge; preemptive right; restriction on transfer; use; power to exercise any right; or grant any rights to another; or other restriction; reversionary interest; right of first refusal; proxy, irrevocable proxy, voting agreement; voting trust arrangement; or any other encumbrance whatsoever, whether currently in effect or that may come into effect upon the passage of time or occurrence of a specified circumstance.

"**ERISA**" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

"**Excess Chargebacks**" is defined in Section 10.1.

"**Excluded Person**" is defined in Section 4.4.

"**Executives**" means Avram Sakkal, Jack Sakkal and Eli Sakkal.

"**GAAP**" means generally accepted accounting principles in the United States as consistently applied.

"**Indebtedness**" means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under GAAP, and (g) all guarantees by such Person.

"**Initial Consideration**" is the aggregate of the consideration paid to the Shareholders pursuant to Sections 1.5(a) through (c).

"**Initial Public Offering**" means the registration of any class of the Company's securities with the SEC under the Act or the Securities Exchange Act of 1934, as amended.

"**Intellectual Property Right**" means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, domain names, and all derivations thereof, and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, in each case which is owned or licensed or filed by any Company or used or held for use in the business of any Company, whether registered or unregistered or domestic or foreign.

"Interim Balance Sheet" is defined in Section 2.10(a).

"Interim Parent Balance Sheet" is defined in Section 3.8(a).

"Holder" is defined in Section 4.10(a).

"Labor Agreements" is defined in Section 2.27.

"Law" shall mean any provision of any constitution, statute, or law, ordinance, regulation, rule, or binding action, order, or pronouncement of an Authority.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing and any conditional sale.

"Losses" is defined in Section 10.1.

"Low Price Transaction" is defined in Section 1.5(e).

"Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), liabilities, and results of operations or prospects of the Business individually or as a whole.

"Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole.

"Maximum Indemnification" is defined in Section 10.1.

"Merger" is defined in Section 1.3(a).

"Merger Consideration" is defined in Section 1.4(a).

"Merger Sub" is defined in the introductory paragraph of this Agreement.

"Net Sales" is defined in Section 1.5(g).

"Note" is defined in Section 8.3(d).

"Office" is defined in Section 2.1.

"Order" means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

"Outside Closing Date" means June 30, 2005.

"Option" is defined in Section1.5(g).

"Parent" is defined in the introductory paragraph of this Agreement.

"Parent Class B Common Stock" means the class B common stock of the Parent, par value $0.0001 per share.

"Parent Common Stock" means all classes of the common stock of Parent, par value $0.0001 per share, including the Parent Class B Common Stock.

"Parent Financial Statement" is defined in Section 3.8(a).

"Parent Indemnities" is defined in Section 10.1.

"Party" or **"Parties"** is defined in the introductory paragraph of this Agreement.

"Permits" is defined in Section 2.21.

"Person" means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

"Price Protection Period" is defined in Section 1.5(e).

"Price Protection Shares" is defined in Section 1.5(e).

"Publicly Traded" is defined in Section 4.8(e).

"Real Property" means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

"Receiving Persons" is defined in Section 5.1.

"Reg. D" is defined in Section 2.30(b)

"Restrictive Covenants" is defined in Section 4.7.

"Rights Shares" is defined in Section 5.1.

"SEC" is defined in Section 2.30(g).

"Securities Laws" is defined in Section 2.30(y).

"Seller Consent" is defined in Section 2.9.

"Selling Stockholders" is defined in Section 4.8(a).

"Shareholder Indemnitees" is defined in Section 10.2.

"Shareholder" and **"Shareholders"** is defined in the introductory paragraph to this Agreement.

"Software" shall mean all partial or whole "software" and "firmware" and documentation thereof (including, without limitation, all electronic data processing systems and program specifications, source codes, object codes, routines, microcodes, input data and report layouts and formats, record file layouts, outlines, documentation, diagrams, specifications and narrative descriptions and flow charts).

"Surviving Corporation" is defined in Section 1.3(a).

"Tangible Personal Property" shall mean all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, computers, hardware, tools, stores and other tangible personal property or interest therein (including the right to use), other than the inventories and the Books and Records.

"Tax Returns" shall mean, collectively all Federal, state, foreign, and local tax reports, returns, information returns and other related documents required by any relevant taxing Authority to be filed with such Authority.

"Taxes" shall mean, collectively all taxes, including without limitation, income, gross receipts, net proceeds, alternative, add-on, minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like governmental charges.

"Third Party Software" means all Software used or held for use by the Companies that is not owned by the Companies, including any Software licensed or leased by third parties to the Companies and commonly available "shrink wrap" Software copyrighted by third parties.

"Warehouse" is defined in Section 2.1.

"Websites" means www.digitialetailer.com, www.butterflyphoto.com, www.buydigitaldirect.com and www.dealsondigital.com.

ARTICLE XIV

MISCELLANEOUS

14.1. Notices. All notices, requests, demands and other communications to any Party hereunder shall be in writing and shall be given to such Party at its address or telecopier number set forth below, or such other address or telecopier number as such Party may hereinafter specify by notice to each other Party hereto:

if to Parent or Merger Sub (prior to the Closing) or Surviving Corporation (after the Closing), to:

Accoona Corp.
101 Hudson Street
Jersey City, New Jersey 07302
Attn: President
Telecopy: 201-557-9377

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Andrew M. Ross, Esq.
Telecopy: (212) 407-4990

if to any Company (prior to the Closing) or the Shareholders:

c/o Digitaletailer Inc.
1625 Gravesend Neck Road
Brooklyn, New York 11223
Attention: Avram Sakkal
Telecopy:

with a copy to:

Silverman Sclar Shin & Byrne PLLC
381 Park Avenue South
New York, New York 10016
Attention: John Shin, Esq.
Telecopy: 212 779-8858

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

14.2. **Amendments; No Waivers**.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver of any provision of this Agreement shall constitute a waiver of the provisions of Article X unless Article X or a provision thereof is specifically waived.

(b) No failure or delay by any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.3. **Expenses**. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expense, provided, however, the Companies, in the aggregate, may pay up to $25,000 subject to Shareholders providing Parent with reasonable documentation relating to such expenses for the reasonable legal fees for one counsel to the Companies and the Shareholders. Any amount greater than that amount to be paid by the Companies shall be paid by the Shareholders and/or reimbursed to the Surviving Corporation by the Shareholders, for which the Shareholders will be jointly and severally liable.

14.4. **Successors and Assigns**. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that (i) the Companies and the Shareholder may not assign, delegate or otherwise transfer any of their respective rights or obligations under this Agreement without the prior written consent of Parent and Merger Sub; and (ii) in the event Parent or Merger Sub assigns its rights and obligations under this Agreement to an Affiliate, Parent and Merger Sub shall continue to remain liable for its obligations hereunder.

14.5. **Governing Law**. This Agreement has been entered into in the State of New Jersey. Notwithstanding the foregoing, this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

14.6. **Counterparts; Effectiveness**. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Agreement.

14.7. **Entire Agreement**. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder other than Indemnified Parties as set forth in Section 10.1 and 10.2 hereof.

14.8. **Severability**. If any one or more provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this

Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.9. **Captions**. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

14.10. **Construction**.

(a) All references in this Agreement to "including" shall be deemed to mean "including, without limitation".

(b) For the avoidance of any doubt, all references in this Agreement to "the knowledge or best knowledge of each Company" or similar terms shall be deemed to include the knowledge or best knowledge of any Shareholder.

(c) Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

ACCOONA CORP.

By: [signature]
Name: STUART KAUDER
Title: CEO

DIGITAL ACQUISITION CORP.

By: [signature]
Name: STUART KAUDER
Title: CEO

DOD MARKETING INC.

By: [signature]
Name: Avram Sakhai
Title: President

DIGITALETAILER INC.

By: [signature]
Name: Avram Sakhai
Title: Vice President

BDD SOLUTIONS INC.

By: [signature]
Name: Avram Sakhai
Title: President

NY412919.1
20555210007
05/16/2005 lbh

SHAREHOLDERS:

____
Avram Sakkal

____
Jack Sakkal

____
Eli Sakkal

____
Jacob Yadid